Exhibit 10.3

EXECUTION VERSION

CREDIT AGREEMENT

by and among

GEMINI CAPRICORN ONE, LLC,
as the Borrower,

GEMINI CONSTELLATION, LLC,
as the initial Servicer,

and

Ripple Labs Inc.,

as the Lender

Dated as of July 11, 2025

TABLE OF CONTENTS

Page

ARTICLE I

ADVANCES

i

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01	Representations and Warranties of the Borrower	16
Section 6.02	Additional Representations and Warranties	19
Section 6.03	Reassignment	20
Section 6.04	Anti-Terrorism; OFAC	21

ARTICLE VII

COVENANTS

Section 7.01	Affirmative Covenants of the Borrower	22
Section 7.02	Monthly Reports and Financial Statements	28
Section 7.03	Negative Covenants of the Borrower	29

ARTICLE VIII

amortization events; EVENTS OF DEFAULT; REMEDIES; SET-OFF

Section 8.01	Amortization Events	31
Section 8.02	Events of Default	32
Section 8.03	Remedies upon an Event of Default	33

ARTICLE IX

ASSIGNMENT OF LENDER’S INTERESTS

Section 9.01	Assignments	35
Section 9.02	Rights of Assignee	35
Section 9.03	Evidence of Assignment	35

ARTICLE X

INDEMNIFICATION

Section 10.01	Indemnities	36

APPENDICES

APPENDIX A	Definitions

SCHEDULES

SCHEDULE 6.01(p)	List of Office(s) of the Borrower

SCHEDULE 11.02	Notice Addresses

EXHIBITS

EXHIBIT A	Form of Borrowing Request

EXHIBIT B	Form of Release Notice

EXHIBIT C	Form of Borrowing Base Certificate

EXHIBIT D	Information to be Included in the Schedule of Accounts

EXHIBIT E	Responsible Officers

EXHIBIT F-1	Form of U.S. Tax Compliance Certificate For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes

EXHIBIT F-2	Form of U.S. Tax Compliance Certificate For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes

EXHIBIT F-3	Form of U.S. Tax Compliance Certificate For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes

EXHIBIT F-4	Form of U.S. Tax Compliance Certificate For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes

Exhibit G	Account Guidelines

EXHIBIT H	Underwriting Guidelines

EXHIBIT I	Form of Monthly Report

CREDIT AGREEMENT

PREAMBLE

THIS CREDIT AGREEMENT (including all Appendices, Schedules and Exhibits hereto, this “Agreement”) is made as of July 11, 2025, by and among GEMINI CAPRICORN ONE, LLC, a Delaware limited liability company, as the borrower (the “Borrower”), GEMINI CONSTELLATION, LLC (“Constellation”), a Delaware limited liability company, as the initial servicer (in such capacity, the “Servicer”), and Ripple Labs Inc., as the lender (the “Lender”). Unless otherwise indicated, capitalized terms used in this Agreement are defined in, and this Agreement shall be interpreted in accordance with, the provisions of Appendix A.

BACKGROUND

1.            The Seller has sold and/or contributed, and may from time to time sell and/or contribute, to the Borrower all right, title and interest in the Receivables arising in certain Accounts pursuant to the Sale and Servicing Agreement.

2.            The Borrower intends to finance its purchase of such Receivables by requesting Advances from the Lender as provided herein.

3.            The Borrower may request, from time to time, and the Lender shall make, subject to the terms and conditions contained in this Agreement, Advances to the Borrower.

4.            The Borrower has requested that Constellation, and Constellation has agreed to, act as Servicer of the Receivables pursuant to the Sale and Servicing Agreement.

5.            In order to secure its obligation to repay such Advances and all its other Obligations hereunder, the Borrower will pledge to the Lender the Collateral identified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

ADVANCES

Section 1.01         Advances.

(a)            During the Revolving Period and upon the terms and subject to the conditions hereinafter set forth, the Lender shall from time to time make loans to the Borrower secured by the Collateral (each such loan, an “Advance”); provided, however, that no such Advance shall cause the Loan Amount to exceed the Borrowing Base or cause the outstanding Advances to exceed the Lender’s Commitment.

(b)            No portion of any Advance shall be funded with assets of a Benefit Plan Investor if it would cause a Gemini Party to incur any tax or penalty on non-exempt prohibited transactions under Section 4975 of the Code, Section 406 of ERISA or any substantially similar law.

Section 1.02         Borrowing Procedures.

(a)            Each Advance to be made hereunder shall be requested upon the Borrower’s irrevocable written notice (which may be by email), substantially in the form of Exhibit A (each such request, a “Borrowing Request”), delivered to the Lender no later than 2:00 p.m. (New York City time) two (2) Business Days prior to the requested Borrowing Date, which notice shall (A) specify the amount requested to be advanced by the Lender (which amount shall be at a minimum equivalent to $5,000,000 and integral multiples of $10,000 in excess thereof), (B) specify the proposed Borrowing Date, and (C) certify that all conditions precedent for the making of such Advance, including those set forth in Section 5.02, have been satisfied. A Borrowing Request received after 2:00 p.m. (New York City time) shall be deemed received the following Business Day. Each such Borrowing Request shall be deemed to be a request by the Borrower to the Lender to fund the requested Advance.

(b)            If, notwithstanding the Borrower’s certification described in clause (C) of Section 1.02(a), any of the conditions precedent set forth in Article V are not satisfied or have not been waived, the Lender shall provide notice of such failure to satisfy or waive a condition to the Borrower no later than 11:00 a.m. (New York City time) on the proposed Borrowing Date.

(c)            Upon the satisfaction or waiver of each of the conditions precedent set forth in Article V, on each Borrowing Date, the Lender shall remit, or cause to be remitted on its behalf, to an account designated by the Borrower, the requested Advance, in U.S. Dollars in same day funds by wire transfer not later than 4:00 p.m. (New York City time); provided, however, that with respect to any portion of an Advance that causes the Loan Amount to exceed the Closing Date Commitment, such excess may, at the request of Borrower and with the consent of the Lender, be funded in the RLUSD equivalent of U.S. Dollars; provided, further, that nothing in the preceding sentence shall restrict the right of the Borrower to request Advances in U.S Dollars or limit the Commitment of the Lender to fund Advances hereunder in U.S. Dollars.

Section 1.03         Termination of Commitment. The Commitment of the Lender shall terminate on the Revolving Period End Date.

Section 1.04         Grant of Security Interest.

(a)            The Borrower hereby grants to the Lender, on the Closing Date, a continuing lien and security interest in all right, title and interest of the Borrower in, to and under the Collateral, whether now owned or existing or hereafter acquired or arising. Such lien and security interest shall secure all of the Borrower’s obligations to the Lender (monetary or otherwise) hereunder and under the other Transaction Documents to which the Borrower is a party, including the repayments of the Advances and Obligations, the payment of all Indemnified Amounts, and the obligation of the Borrower to cause the Servicer to remit all Collections, if any, to the Collection Account and all other Obligations (such secured obligations are hereinafter sometimes collectively referred to as the “Secured Obligations”). This Agreement shall constitute a security agreement under Applicable Law.

(b)            The parties acknowledge and agree that the foregoing grant of a security interest includes a collateral assignment to the Lender of all of the Borrower’s right, title and interest in, to and under the Sale and Servicing Agreement and the other Transaction Documents and the Borrower agrees that the Lender has the right, at any time after the occurrence and during the continuation of an Event of Default, to give or withhold consents, directions, demands, extensions or waivers (in each case, on behalf of the Borrower) under or with respect to, and the right to take such actions necessary to maintain in full force and effect, the Sale and Servicing Agreement and the other Transaction Documents, in each case to the extent applicable to the Receivables and the other Collateral, but subject to Section 11.01.

(c)            The Borrower acknowledges and agrees that the foregoing grant of a security interest in the Collateral is intended to grant a security interest in all of the Borrower’s assets (except as expressly as provided as an exclusion in the definition of “Collateral”). The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments (including continuation statements) thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower.

(d)            In furtherance of the foregoing, the Borrower hereby irrevocably constitutes and appoints the Lender, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement including, without limitation, (i) endorsing the Borrower’s name on checks and other instruments representing Collections and (ii) enforcing such Receivables and other Collateral; provided, however, that the Lender has no obligation or duty to take such action or to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument in connection with the grant or security interest in the Collateral hereunder. The Lender shall not exercise the power of attorney or any rights granted to the Lender pursuant to this Section 1.04(d) unless an Event of Default shall have occurred and then be continuing. The Borrower hereby ratifies, to the extent permitted by law, all actions that said attorney shall lawfully do, or cause to be done, by virtue hereof. The power of attorney granted pursuant to this Section 1.04(d) is a power coupled with an interest and shall be irrevocable until the Obligations have been paid in full. The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Borrower for any act or failure to act, except for its own gross negligence or willful misconduct.

Section 1.05         Commitment Increases and Decreases.

(a)            During the Revolving Period, the Borrower may propose an increase in the Commitment (each a “Commitment Increase”) by delivering written notice to the Lender (a “Commitment Increase Notice”). The proposed Commitment Increase shall be an amount equal to (i) $25,000,000 for an aggregate Commitment of $100,000,000 if [***] and (ii) an additional $50,000,000 for an aggregate Commitment of $150,000,000 if [***]. Upon receipt of a Commitment Increase Notice, the Lender shall promptly determine in good faith whether the Borrower has met the average AUC required under this Section 1.05 and the Lender shall promptly provide written notice to the Borrower of its determination, and if the average AUC required under this Section 1.05 has been met, specifying the effective date (each such date being an “Effective Date”) of any Commitment Increase, which shall be a Business Day not more than thirty (30) days after delivery of such Commitment Increase Notice pursuant to the preceding sentence and at least sixty (60) days prior to the date specified in clause (a) of the definition of Revolving Period End Date; provided, that the Commitment Increase Conditions shall be met at the time of any Commitment Increase. For the avoidance of doubt, the Commitment shall not exceed $150,000,000.

(b)            Following the Effective Date of a Commitment Increase (i) pursuant to Section 1.05(a)(i), if [***], the Lender may in its sole discretion reduce the aggregate Commitment to $75,000,000 and (ii) pursuant to Section 1.05(a)(ii), if [***], the Lender may in its sole discretion reduce the aggregate Commitment to $100,000,000 (each such decrease, if exercised by the Lender, a “Commitment Decrease”), in each case, upon written notice to the Borrower, which written notice shall specify the date on which such decrease is to be effective (“Commitment Decrease Effective Date”).

ARTICLE II

REPAYMENT

Section 2.01         Repayment. The Loan Amount shall be paid from time to time in U.S. Dollars as set forth in Sections 2.03 and 3.03. The Lender shall record in its records the date and amount of each Advance made hereunder, each repayment thereof, and other information it deems appropriate. The Loan Amount so recorded shall be presumptive evidence of the principal amount owing and not repaid on the Advances. The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of the Borrower hereunder to repay the Loan Amount, together with all interest accruing thereon, as set forth in this Agreement.

Section 2.02         Interest on Advances.

(a)            The Loan Amount shall accrue interest on each day at a per annum rate equal to the Interest Rate, which interest shall be payable as set forth in Sections 2.02(c) and 3.03 below based upon calculations performed by the Lender.

(b)            On each Determination Date, the Lender shall deliver to the Borrower a written calculation of the interest accrued on the Loan Amount for the Interest Period ending on (but excluding) the related Settlement Date.

(c)            Interest accrued on the Loan Amount shall be paid in U.S. Dollars on each Settlement Date and the Final Maturity Date.

(d)            Upon the occurrence and during the continuation of any Event of Default, the Borrower shall pay interest on the Loan Amount equal to the Default Rate.

Section 2.03         Repayments and Prepayments.

(a)            The Borrower shall, and hereby unconditionally promises to, repay in full the Loan Amount and all other Obligations on the Final Maturity Date. The Borrower:

(i)            shall, without requiring the prior consent of the Lender, (A) on any Settlement Date on which a Borrowing Base Deficiency exists (after giving effect to the distribution of Available Funds on such Settlement Date in accordance with Section 3.03), and (B) on, or prior to, the second (2nd) Business Day following the earlier of (x) the date a Responsible Officer of the Borrower receives notice from the Lender of such Borrowing Base Deficiency and (y) the date a Responsible Officer of the Borrower becomes aware of the existence of such Borrowing Base Deficiency, prepay the Loan Amount so that after giving effect to such prepayment, no Borrowing Base Deficiency would exist, or otherwise cure such Borrowing Base Deficiency; and

(ii)            may from time to time prepay the Loan Amount in whole or in part, together with all accrued and unpaid interest on the portion of the Loan Amount so prepaid, upon two (2) Business Days’ prior written notice of the proposed prepayment date to the Lender; provided that any such partial prepayment shall be in a principal amount no less than $1,000,000.

(b)            Each of the repayments and prepayments described in Section 2.03(a) shall be deposited into the Collection Account and applied in reduction of the Loan Amount and shall be distributed by the Servicer on the same Business Day as such repayment or prepayment is deposited into the Collection Account; provided that any Principal Payment Amount with respect to a Settlement Date shall be applied in accordance with Section 3.03(a).

(c)            Release of Collateral. Subject to the conditions described below, the Borrower shall be entitled to a release of a portion of the Collateral from the Lien of this Agreement consisting of all of the Borrower’s right, title and interest in, to and under the Receivables and other Transferred Assets related thereto then existing and thereafter created in one or more Accounts (the “Removed Accounts” and the Collateral subject to such release, the “Released Collateral”) in a maximum amount such that after giving effect to the release of such Released Collateral, no Borrowing Base Deficiency shall exist. Any such release of Released Collateral shall be subject to the satisfaction of the following conditions precedent:

(i)            No fewer than two (2) Business Days preceding the Released Collateral Date (as defined below), the Borrower shall have given the Servicer and the Lender written notice of such release of Collateral from the Lien of this Agreement and specifying the date for removal of the Removed Accounts (the “Released Collateral Date”);

(ii)            The Servicer shall contemporaneously with the notice specified above deliver to the Lender:

(A)            a Schedule of Accounts indicating the Released Collateral to be released from the Collateral;

(B)            a certification that no selection procedure was used in selecting the Released Collateral to be so released which is materially adverse to the interests of the Borrower or the Lender;

(C)            a Borrowing Base Certificate which shall show a calculation of each of the Loan Amount and the Borrowing Base both immediately before and upon giving effect to the release of the Released Collateral;

(D)            an officer’s certificate of the Borrower certifying that after giving effect to the release of the Released Collateral, no Borrowing Base Deficiency shall exist and certifying that the other conditions set forth in this Section 2.03(c) are met; and

(iii)            the Revolving Period shall be in effect; and

(iv)            no Default, Amortization Event or Event of Default shall have occurred and be continuing or would result after giving effect to the release and reassignment of the Released Collateral.

Section 2.04         General Procedures. The Loan Amount shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered to the Lender for the purpose of paying principal on such Loan Amount. No principal or interest shall be considered paid by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason. No provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum rate permitted by Applicable Law; provided that, anything herein to the contrary notwithstanding, in the event that any interest is charged to, collected from or received from or on behalf of the Borrower by the Lender pursuant to this Agreement or the other Transaction Documents in excess of such maximum rate, then the excess of such payment over the maximum shall be applied first to the payment of amounts then due and owed by the Borrower to the Lender under this Agreement (other than in respect of principal of the Advances), and then to the reduction of the Loan Amount.

Section 2.05         Characterization of Loan Amount. The parties hereto intend and agree that, for the purposes of all Taxes, each Advance constitutes indebtedness that is secured by the Receivables and all Collections with respect thereto (the “Intended Tax Characterization”). The parties hereto agree to report and otherwise to act for the purposes of all Taxes in a manner consistent with the Intended Tax Characterization.

Section 2.06         Taxes.

(a)            For purposes of this Section 2.06, the term “Applicable Law” includes FATCA.

(b)            Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Borrower or the Lender, as applicable) requires the deduction or withholding of any Tax from any such payment by the Borrower or the Lender, then the Borrower or the Lender, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Regulatory Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.06) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            The Borrower shall timely pay to the relevant Regulatory Authority in accordance with Applicable Law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.

(d)            The Borrower shall indemnify the Lender, within ten (10) days after demand therefor, for the full amount of any (I) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.06) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Regulatory Authority and (II) any Taxes that arise because any Advance is not treated consistently with the Intended Tax Characterization but only to the extent of such Taxes that would have arose assuming for this purpose that the Advance is made and owned by a domestic corporation (within the meaning of section 7701(a)(30) of the Code) or individual resident of the United States (within the meaning of section 7701(a)(30) of the Code), as the case may be, determined based on reasonable estimation methodologies and without requiring disclosure of any information that the Lender reasonably considers confidential.  A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(e)            [Reserved].

(f)            As soon as practicable after any payment of Taxes by the Borrower to a Regulatory Authority pursuant to this Section 2.06, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Regulatory Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(g)            The Lender, if entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document, shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as shall permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower as shall enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.06(g)(i)(A), (i)(B) and (i)(D) below) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(i)            Without limiting the generality of the foregoing:

(A)            If the Lender that is a U.S. Person, the Lender shall deliver to the Borrower on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding tax.

(B)            If the Lender is a Foreign Lender, the Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which the Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1)            in the case of the Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed copies of IRS Form W-8ECI;

(3)            in the case of the Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that the Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)            to the extent the Foreign Lender is an intermediary or flow-through entity, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of the Foreign Lender are claiming the portfolio interest exemption, the Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner.

(C)            If the Lender is a Foreign Lender, the Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which the Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower) executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

(D)            If a payment made to the Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.06(g)(i)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii)            The Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(iii)            Any successor to the Lender shall deliver to the Borrower the appropriate document under Section 2.06(g)(i).

(h)            If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.06 (including by the payment of additional amounts pursuant to this Section 2.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Regulatory Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.06(h) (plus any penalties, interest or other charges imposed by the relevant Regulatory Authority) in the event that such indemnified party is required to repay such refund to such Regulatory Authority. Notwithstanding anything to the contrary in this Section 2.06(h), in no event shall the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.06(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.06(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

ARTICLE III

SETTLEMENTS

Section 3.01         Collection Account. On or before the date of the initial Advance, the Borrower shall establish in its name an account (the “Collection Account”) maintained at WebBank (the “Account Institution”) which shall be subject to an Account Control Agreement reasonably satisfactory to the Lender. All amounts in the Collection Account and all investments made with such amounts, including all income and other gains from such investments, shall be held by the Account Institution as part of the Collateral for the benefit of the Lender. Until the Lender delivers an activation or control notice to the Account Institution pursuant to the Account Control Agreement, the Servicer shall be permitted to make deposits to, and withdrawals from, the Collection Account from time to time in accordance with the terms of the Sale and Servicing Agreement.

Section 3.02         Collection of Moneys and the Collection Account.

(a)            The Borrower shall cause, or instruct the Servicer to cause, the deposit of all Collections into the Collection Account as required by the terms of the Sale and Servicing Agreement. If, at any time, any of the Borrower, the Servicer or any Affiliate thereof shall receive any Collections, such Person shall hold such Collections for the benefit of the Lender and shall, within two (2) Business Days after the Date of Processing, deliver such Collections in the form received (endorsed as necessary) to the Servicer for deposit in the Collection Account.

(b)            On any Business Day during the Revolving Period, so long as the Recycling Condition is satisfied as of such date, the Borrower or the Servicer on its behalf shall cause the Account Institution to release to the Borrower, any funds on deposit in the Collection Account, and the amount so specified by the Borrower or the Servicer on its behalf, which amount the Borrower shall apply to pay the Purchase Price under and as defined in the Sale and Servicing Agreement for Eligible Receivables in Eligible Accounts (any such release, a “Release”).

Section 3.03         Distributions from the Collection Account.

(a)            Based on information supplied to the Lender by the Servicer in the related Monthly Report on or before the relevant Determination Date, the Available Funds for such Settlement Date on deposit in the Collection Account on such Settlement Date shall be disbursed by the Servicer (or, the Lender if it shall have delivered an activation or control notice to the Account Institution under the Account Control Agreement following an Event of Default) and applied on such Settlement Date in the following order of priority:

first, to the Account Institution, any accrued and unpaid fees, expenses and indemnity amounts due to the Account Institution, which expenses and indemnity amounts shall not, in the aggregate, exceed $50,000 in any calendar year;

second, to the Servicer, any accrued and unpaid Servicing Fees due to the Servicer as provided in the Sale and Servicing Agreement;

third, to the Lender, an amount equal to all interest accrued at the Interest Rate in respect of the Loan Amount for the related Interest Period;

fourth, to any Indemnified Party pursuant to this Agreement or the other Transaction Documents, any indemnities owed to each such Person in accordance with this Agreement and the other Transaction Documents on such date;

fifth, to the Lender, the Principal Payment Amount to be applied to the reduction of the Loan Amount on such date;

sixth, to the Account Institution and the Servicer, an amount equal to any other amounts due and owing to each such Person (to the extent not paid above), in proportion to the amount owed to each such Person in accordance with this Agreement and the other Transaction Documents on such date; and

seventh, all remaining amounts shall, (i) remain in the Collection Account if a Default has occurred and is continuing or (ii) otherwise, at the Borrower’s election, be released to the Borrower or its designee on such date.

Any amounts remaining in the Collection Account after the application of clause seventh above shall remain in the Collection Account and shall (x) so long as no Default has occurred and is continuing be subject to Release pursuant to Section 3.02 or (y) otherwise, shall constitute Available Funds on the earlier of (i) the next Settlement Date and (ii) the Final Payout Date.

(b)            On the Final Payout Date, if all Secured Obligations have been paid in full, any funds remaining in the Collection Account shall be released to the Borrower or its designee and exclusive control over and ownership of the Collection Account shall revert to the Borrower.

Section 3.04         Payments and Computations, Etc.

(a)            Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York City time) on the day when due in U.S. Dollars, in same day funds, to the Collection Account (without counterclaim, setoff, deduction, defense, abatement, suspension or deferment). Payment of any amount due hereunder by any Gemini Party to the Collection Account and disbursement by the Servicer in accordance with the terms hereof shall be deemed to constitute payment of such amount to the Lender or other payee thereof and shall satisfy such Gemini Party’s obligation to make any such payment. No Gemini Party shall have any liability for any failure by the Account Institution to pass any such payment along to the Lender or other payee thereof.

(b)            All computations of interest accruing at the Interest Rate hereunder shall be calculated by the Lender on the basis of a year of 365 or 366 days, as applicable, for actual days elapsed.

Section 3.05         Obligations with respect to Certain Releases of Funds from the Collection Account; Obligation to Prepare Corrected Monthly Reports. In the event that any Monthly Report contains mistakes, the Borrower shall cause the Servicer to provide a corrected Monthly Report to the Lender within two (2) Business Days after a Responsible Officer of the Borrower first becoming aware or being notified of such mistakes. To the extent that any amounts were released to the Borrower from the Collection Account on any Settlement Date based on an inaccurate Monthly Report, the Borrower hereby agrees (1) that such amounts that the Borrower was not entitled to receive on such Settlement Date constitute proceeds of Collateral which were improperly received by the Borrower and (2) to deposit available funds into the Collection Account within two (2) Business Days after a Responsible Officer of the Borrower first becomes aware or has been provided notice of such improper receipt of funds, in an amount equal to any funds that were released to the Borrower in reliance on such inaccurate Monthly Report (and that would not have been released to the Borrower on such Settlement Date pursuant to an accurate Monthly Report) such that the aggregate amount of funds retained by the Borrower is equal to the aggregate amount of funds that would have been released to the Borrower had such Monthly Report been accurate, which funds shall constitute Available Funds for purposes of the subsequent Settlement Date.

Section 3.06         Rescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to the Lender or any designee of the Lender is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to the Lender shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case maybe, as to such obligations, all as though such payment had not been made.

ARTICLE IV

[reserved]

ARTICLE V

CONDITIONS TO EFFECTIVENESS AND ADVANCES

Section 5.01         Closing Date Conditions Precedent.

(a)            The effectiveness of this Agreement and the obligations of the Lender hereunder are subject to the condition precedent that the Lender shall have received or waived receipt of the following, each in form and substance satisfactory to the Lender, on or prior to the Closing Date (unless otherwise noted):

(i)            A copy of this Agreement and each of the other Transaction Documents (other than the Account Control Agreement and the Backup Servicing Agreement), in each case duly executed by each party thereto, which shall be in full force and effect.

(ii)           True and complete copies of the Constituent Documents of each Credit Party, as in effect on the Closing Date.

(iii)         For each Credit Party, a list of such Credit Party’s officers who are authorized to act on behalf of such Credit Party pursuant to the Transaction Documents, together with incumbency signatures therefor, duly certified by the secretary or assistant secretary of such Credit Party.

(iv)         a certificate of a Responsible Officer of (a) each Credit Party, certifying (i) as to its Constituent Documents, and (ii) that its representations and warranties set forth in the Transaction Documents to which it is a party are true and correct in all material respects as of the Closing Date (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects and except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties, as applicable, shall be true and correct in all material respects as of such earlier date (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects)), (b) the Borrower, certifying (i) that no Amortization Event or Event of Default has occurred and is continuing, and (ii) that no event has occurred that, but for the giving of notice or the passage of time, or both, would become an Amortization Event or Event of Default, and (c) the Servicer, certifying (i) that no Servicer Termination Event has occurred and is continuing, and (ii) that no event has occurred that, but for the giving of notice or the passage of time, or both, would become a Servicer Termination Event.

(v)          A true and complete copy of the resolutions or consents of the board of directors or other governing body of each Credit Party authorizing the transactions contemplated hereby, certified by the secretary or assistant secretary of such Credit Party, as applicable, and copies of all other governing documents of each Credit Party and each other party hereto or to the Transaction Documents as may be reasonably requested by the Lender.

(vi)         Copies of certificates dated as of a recent date from the applicable authorities evidencing the good standing or existence, as applicable, of each Credit Party.

(vii)       Financing statements on Form UCC-1 or amendments thereto naming the Borrower as debtor and the Lender as secured party, and naming the Seller as debtor and the Borrower as secured party, in each case, in proper form for filing in the office in which the filings are necessary or, in the opinion of the Lender, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the security interest of the Lender granted in Section 1.04.

(viii)      Search reports provided in writing by the applicable filing offices, listing all effective financing statements that name any of the Seller or the Borrower as debtor and that are filed in the jurisdiction in which the Seller or the Borrower, as applicable, is “located” as defined in Section 9-307 of the UCC, together with copies of such financing statements.

(ix)         Copies of all filed UCC termination statements and amendments necessary to ensure that the Lender has a first priority perfected security interest in the Collateral.

(x)          Evidence that all fees and expenses then due hereunder and under any other Transaction Document, and presented to the Borrower in connection with the transactions contemplated hereby, shall have been paid in full unless specific written arrangements for the payment of such fees, expenses or other payments at a later date shall have been made to the satisfaction of the parties entitled to such payment.

(xi)         Usual and customary legal opinions in form and substance satisfactory to the Lender and its counsel which may reasonably be requested, including, but not limited to, opinions regarding corporate, power and authority, due authorization, enforceability, true sale, non-consolidation, Investment Company Act and security interest creation and perfection matters.

(xii)        Evidence that each of the conditions precedent to the execution, delivery and effectiveness of each of the Transaction Documents has been or contemporaneously hereunder will be satisfied.

(xiii)       The Lender shall have received the audited consolidated balance sheets and related statements of income, changes in equity, and cash flows of Gemini and its Subsidiaries as of and for each of the fiscal years ended December 31, 2024 and December 31, 2023.

(xiv)       The Lender shall have completed all due diligence and examination of the Borrower and the Receivables which shall be satisfactory to the Lender.

(xv)        Since December 31, 2024, there shall not have occurred a Material Adverse Effect with respect to any Credit Party, Servicer or Gemini, as determined by the Lender in its sole discretion.

(b)            The Lender’s funding of the initial Advance hereunder shall constitute confirmation by the Lender that conditions precedent specified in Section 5.01(a) have been satisfied or waived.

Section 5.02         Conditions Precedent to All Advances. Each Advance, including the initial Advance, shall be subject to the further conditions precedent that on the date of such Advance, the following statements shall be true (and shall be true immediately after using the proceeds of such Advance for the purpose or purposes for which such proceeds were borrowed), and the acceptance by the Borrower of the proceeds of such Advance shall be deemed to constitute, as of the date of such Advance, a confirmation by the Borrower that the following statements remain true:

(a)            The Collection Account shall be established and the Account Control Agreement shall be duly executed by each party thereto, in each case, in accordance with Section 3.01, and the Account Control Agreement shall be in full force and effect.

(b)            The representations and warranties of the Credit Parties contained in the Transaction Documents are true and correct in all material respects (other than any representation or warranty that is qualified by materiality or by reference to a Material Adverse Effect, which representation or warranty shall be true and correct in all respects) on and as of such day as though made on and as of such day and shall be deemed to have been made (and must be correct in all material respects (other than any representation or warranty that is qualified by materiality or by reference to a Material Adverse Effect, which representation or warranty shall be true and correct in all respects)) on such day (unless the same explicitly relates solely to an earlier date).

(c)            Each Credit Party is in compliance in all material respects with all applicable terms, covenants and agreements contained in the Transaction Documents to which such Credit Party is a party.

(d)            The Loan Amount shall not exceed the Commitment immediately after giving effect to such Advance.

(e)            No event has occurred and is continuing, or would result from such Advance, that constitutes a Default, an Amortization Event, an Event of Default or a Servicer Termination Event.

(f)            The Loan Amount shall not exceed the Borrowing Base (after giving effect to any distribution of Available Funds on such date in accordance with Section 3.03) immediately after giving effect to such Advances, and the Lender shall have received a Borrowing Base Certificate, substantially in the form of Exhibit C, executed by an Authorized Officer of the Borrower and an Authorized Officer of the Servicer, showing a calculation of Loan Amount and the Borrowing Base both immediately before and after giving effect to such proposed Advances.

(g)            The Lender shall have received a duly executed and completed Borrowing Request.

(h)            The Revolving Period shall be in effect.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01         Representations and Warranties of the Borrower. The Borrower represents and warrants as follows to the Lender as of the Closing Date and each Borrowing Date:

(a)            The Borrower is an entity, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in receipt of all necessary licenses and approvals in each jurisdiction where the failure to be so qualified, licensed or approved could reasonably be expected to have a Material Adverse Effect with respect to the Borrower or the Receivables.

(b)            The Borrower has full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized; each of this Agreement and the other Transaction Documents evidences the valid, binding and enforceable obligation of the Borrower.

(c)            No consent, approval, license, registration, authorization or order of any Regulatory Authority that shall not be obtained prior to the Closing Date or such Borrowing Date, as applicable, is required for the execution, delivery and performance by the Borrower of, or compliance by the Borrower with, this Agreement or the other Transaction Documents to which it is a party, unless the failure to obtain such consent, approval, license, registration, authorization or order could not reasonably be expected to have a Material Adverse Effect with respect to the Borrower or the Receivables.

(d)            There are no judgments, proceedings or investigations before any Regulatory Authority pending against the Borrower or, to the actual knowledge of a Responsible Officer of the Borrower, any investigations or any proceedings threatened in writing against the Borrower, before any Regulatory Authority: (i) asserting the invalidity of this Agreement or the Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents; or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to the Borrower or the Receivables.

(e)            Neither the execution and delivery by the Borrower of this Agreement and the other Transaction Documents to which it is a party, nor the fulfillment by the Borrower of or compliance by the Borrower with the terms and conditions of this Agreement and the other Transaction Documents to which it is party, shall conflict with or violate any Applicable Law or conflict with or result in a breach of any of the terms, conditions or provisions of the Borrower’s Constituent Documents, or any legal restriction or any agreement or instrument to which the Borrower is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing or any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement, or document relates), except where such conflict, violation or breach would not reasonably be expected to have a Material Adverse Effect with respect to the Borrower or the Receivables. Without limiting any restrictions or other covenants hereunder, the Borrower is not in default under any such indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, with respect to which such default, either individually or in the aggregate with other defaults, would reasonably be expected to have a Material Adverse Effect on such Person or the Collateral. The Borrower is not subject to any proceeding, action, litigation or investigation pending, or to the knowledge of the such Person, overtly threatened in writing against or affecting it or its assets, before any Regulatory Authority (y) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement and the other Transaction Documents or (z) that could result in a Material Adverse Effect.

(f)            After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Borrower is Solvent and there shall not have been commenced by or against the Borrower any voluntary or involuntary bankruptcy petition, nor has Borrower made an offer or assignment or compromise for the benefit of creditors.

(g)            The Borrower has filed all tax returns (federal, state and local) required to be filed by it, such tax returns are true and accurate in all material respects, and the Borrower has timely paid or made adequate provision for the payment of all material taxes and other assessments and governmental charges, except for any such taxes, assessments or charges that are being actively contested in good faith and with respect to which adequate reserves have been established in accordance with GAAP. The Borrower (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 (or any successor thereto) for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes.

(h)            The Borrower has not amended or permitted the amendment to the terms of the Transaction Documents except as permitted by and in accordance with the Transaction Documents.

(i)            Pursuant to (i) the Sale and Servicing Agreement, the Seller has transferred to the Borrower all of the Seller’s right, title and interest in the Transferred Assets purported to be transferred to the Borrower under the Sale and Servicing Agreement; and (ii) this Agreement, the Borrower has pledged to the Lender all of the Borrower’s right, title and interest in the Collateral purported to be pledged to the Lender under this Agreement.

(j)            The Borrower has not created, or suffered to exist, any Lien on the Collateral, other than any Lien terminated concurrent with the transfer pursuant to the Sale and Servicing Agreement or any Permitted Lien.

(k)            (i) Except as would not reasonably be expected to result in a Material Adverse Effect with respect to the Borrower or the Receivables, none of the Borrower or any of its ERISA Affiliates, sponsors, maintains or contributes to, or has an obligation to contribute to, or within the past six years has sponsored, maintained, contributed to, or had an obligation to contribute to, any Pension Plan or Multiemployer Plan; and (ii) the Borrower is not, and shall not become at any time while any Obligation is outstanding, a Benefit Plan Investor. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to any Credit Party or the Receivables, (i) each employee benefit plan (within the meaning of Section 3(3) of ERISA), maintained for employees of the Borrower, or any such plan to which the Borrower is required to contribute on behalf of any of its employees or with respect to which the Borrower has any liability as an “employer” within the meaning of Section 3(5) of ERISA (an “Employee Benefit Plan”), is in compliance with the applicable provisions of ERISA, the Code and other Applicable Law; (ii) each such Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Employee Benefit Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income Tax under Section 501(a) of the Code, and, to the knowledge of the Borrower, nothing has occurred that would reasonably be expected to cause the loss of such Tax qualified status; and (iii) there are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Regulatory Authority, with respect to any such Employee Benefit Plan.

(l)            The Borrower is not required to register as an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(m)            The exact legal name of the Borrower is set forth on the signature page hereof. Except as provided on Schedule 6.01(p), the Borrower has not changed its name, changed its organization structure, changed its jurisdiction of organization, changed its chief place of business/chief executive office or used any name other than its exact legal name at any time during the past five years. The Location of the Borrower is Delaware.

(n)            The Borrower has no business activity except as contemplated in this Agreement and the other Transaction Documents and upon the date hereof is not party to any other debt, financing or other material transaction or agreement other than the Transaction Documents and its Constituent Documents.

(o)            The Borrower has not incurred, created or assumed any Indebtedness except for that arising under or expressly permitted by this Agreement or the other Transaction Documents.

(p)            Each payment of interest and principal on the Advances shall have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs on the part of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.

(q)            No certificate or written report (including any Monthly Report, Borrowing Request or any Borrowing Base Certificate) after giving effect to any supplement thereto furnished to any Lender by or on behalf of the Borrower or any other Credit Party in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein and therein not misleading in any material respect on the date when made or delivered, or as most recently supplemented in writing, as applicable, and in light of the circumstances under which such statements were made or delivered.

(r)            The Borrower possesses all necessary qualifications and licenses to acquire and hold the Receivables and all of its other assets except to the extent that the failure to have such qualifications and licenses would not reasonably be expected to have a Material Adverse Effect.

Section 6.02         Additional Representations and Warranties. The Borrower represents and warrants as follows to the Lender as of the Closing Date and each Borrowing Date:

(a)            The Borrower owns and has legal and beneficial title to each Receivable free and clear of any Lien other than a Permitted Lien. No financing statement or other instrument similar in effect naming the Borrower as debtor or seller and covering the Borrower’s right, title and interest in any of the Collateral or any interest therein is on file in any recording office except such as may be filed (i) in connection with any Lien arising solely as the result of any action taken by the Lender, (ii) in favor of the Lender, (iii) for which UCC termination statements or partial release statements satisfactory to the Lender have been filed (copies of which, along with any other documents necessary to evidence the release of all security interests (other than that of the Lender) in such Receivable, to the extent required for all such prior security interests to be terminated, have been delivered to the Lender) or (iv) in connection with the release of any Collateral pursuant to the terms of this Agreement. Other than the filing of financing statements described in clauses (i) through (iii) of the immediately preceding sentence and any necessary amendments and continuations thereof, no consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any Regulatory Authority is required (x) for the pledge by the Borrower of the Collateral pursuant to this Agreement, (y) for the perfection or maintenance of the security interest created hereby or (z) for the exercise by the Lender of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement. This Agreement creates a valid, continuing and, upon the filing of the financing statement referred to in clause (a)(i) above and the effectiveness of this Agreement in accordance with its terms, perfected security interest (as defined in Section 1-201(b)(35) of the New York UCC) in the Collateral in favor of the Lender, which security interest is prior to all other Liens (other than Permitted Liens), claims and encumbrances and is enforceable as such against creditors of and purchasers from the Borrower and no further action, including any filing or recording of any document, is necessary in order to establish and perfect the first priority security interest of the Lender in the Collateral as against any third party in any applicable jurisdiction, including, without limitation, any purchaser from, or creditor of, the Borrower.

(b)            Each Receivable was, at the time of acquisition by the Borrower, an Eligible Receivable.

(c)            With respect to each Receivable, such Receivable was acquired by the Borrower from the Seller pursuant to the Sale and Servicing Agreement in exchange for fair consideration and reasonably equivalent value.

(d)            The Borrower has not purchased any Receivable other than pursuant to the Sale and Servicing Agreement.

(e)            The information appearing in any Schedule of Accounts delivered to the Lender by any Gemini Party is true and correct in all material respects as of the date such Schedule of Accounts is delivered; provided, however, that if any such information has been provided to the Gemini Parties by an Obligor with respect to a Receivable, the Borrower represents and warrants only that such Schedule of Accounts accurately reflects such information as so provided in all respects.

(f)            Other than Permitted Liens, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Lender hereunder or that has been terminated; and the Borrower is not aware of any judgment liens, Pension Benefit Guaranty Corporation liens or tax lien filings against the Borrower.

Section 6.03         Reassignment.

(a)            The Borrower or the Lender, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the representations and warranties made or deemed made by the Borrower pursuant to Section 6.02; provided that this failure to so notify shall not relieve the Borrower from any obligations under this Section 6.03(a). Unless any such breach is able to be cured in all material respects and has been cured in all material respects within thirty (30) days following the discovery thereof by a Responsible Officer of the Borrower or receipt by a Responsible Officer of the Borrower of written notice of such breach, any Receivable as to which such representation or warranty relates (a “Reassignment Receivable”) shall cease to be an Eligible Receivable and, to the extent required by the terms of the Sale and Servicing Agreement, be reassigned by the Borrower to the Seller at the direction of the Borrower (in either case, upon and subject to payment by the Borrower of the Reassignment Amount described below) (a “Reassignment”) on the Settlement Date that immediately follows such thirty (30) day period; provided, however, that such Receivable shall be immediately excluded from the calculation of the Borrowing Base until such breach has been cured in all material respects. In consideration of and simultaneously with the Reassignment of any Receivable on any date, the Borrower shall remit, or cause to be remitted, to the Collection Account in immediately available funds on such date an amount equal to the Receivables Balance of such Receivable as of the end of the most recent Collection Period (the “Reassignment Amount”) and the Borrower shall thereafter be entitled to receive all Collections on the Receivable subject to such Reassignment received by the Servicer after the end of the most recent Collection Period; provided that the Borrower shall not be required to remit, or cause to be remitted, the Reassignment Amount with respect to any Receivable subject to a Reassignment in order to effect such Reassignment if and to the extent the failure to remit such Reassignment Amount shall not cause a Borrowing Base Deficiency after giving effect to such Reassignment.

(b)            The Borrower may reassign to the Seller any Receivables in accordance with Section 2.3(e) and Section 2.6 of the Sale and Servicing Agreement or to the Servicer any Receivables in accordance with Section 3.3(b) of the Sale and Servicing Agreement and the Seller or the Servicer, as applicable, shall thereafter be entitled to receive all Collections on any Receivable subject to such reassignment.

Section 6.04         Anti-Terrorism; OFAC.

(a)            None of the Borrower, nor any Person controlling or controlled by the Borrower, nor any Person owning more than 50% or otherwise controlling the Borrower nor any Person for whom the Borrower is acting as agent or nominee in connection with this transaction (the “Borrower Transaction Persons”) (1) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (2) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (3) is a Person on the “List of Specially Designated Nationals” and “Blocked Persons” or is in violation of the limitations or prohibitions under any other OFAC regulation or executive order.

(b)            No part of the proceeds of the Advances shall be used, or lent, contributed or otherwise made available to any subsidiary, joint venture partner, affiliate or any other Person, directly or, to the Borrower’s knowledge, indirectly, by the Borrower or any Borrower Transaction Person for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, as applicable, or (ii) in any other manner that would result in a violation of Sanctions by any Person to this Agreement.

(c)            None of the Borrower Transaction Persons, the Borrower, nor any of its subsidiaries, directors or officers or, to the best knowledge of the Borrower, any affiliate, agent or employee of it, has engaged in any activity or conduct which would violate in any material respect any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Borrower Transaction Persons have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws, regulations and rules.

(d)            None of the Borrower Transaction Persons, the Borrower, nor any of their subsidiaries, directors or officers or, to the best knowledge of the Borrower and the Seller, any affiliate, agent or employee of it, is a Person that is, or is owned more than 50% or controlled by Persons that are: (i) the target of any Sanctions (a “Sanctioned Person”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”). For the purpose of this provision, “Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, and/or the European Union, the French Republic, His Majesty’s Treasury and/or any other relevant sanctions authority with jurisdiction over the Borrower and its Subsidiaries.

ARTICLE VII

COVENANTS

Section 7.01         Affirmative Covenants of the Borrower. From the date hereof until the Final Payout Date, unless the Lender shall otherwise consent in writing:

(a)            The Borrower shall comply with (i) all applicable federal, state and local laws, rules, regulations, licensing standards and orders, including those with respect to the Receivables, (ii) the terms and conditions of each Transaction Document to which it is a party and its Constituent Documents and (iii) obtain, maintain and keep in full force and effect all governmental authorizations and governmental filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Transaction Documents to which it is a party, its Constituent Documents and the Related Documents to which it is a party, except to the extent the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Borrower or the Receivables.

(b)            The Borrower shall (i) preserve and maintain its existence as a limited liability company duly formed and existing under the laws of the State of Delaware and (ii) preserve and maintain its rights, franchises, qualifications and privileges (including, without limitation, all lending, servicing and debt collection licenses or qualifications applicable to the Receivables and its activities contemplated by the Transaction Documents) in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction in which its business is presently conducted and where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications (including, without limitation, all lending, servicing and debt collection licenses or qualifications applicable to the Receivables and its activities contemplated by the Transaction Documents) would reasonably be expected to have a Material Adverse Effect with respect to the Borrower or the Receivables.

(c)            The Borrower shall not take any action, and will use reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral except as permitted by this Agreement.

(d)            The Borrower shall (i) punctually perform all of its obligations and agreements contained in each Transaction Document to which it is a party and (ii) enforce the performance by the Seller and Servicer of its obligations under each Transaction Document or Related Document to which the Seller or Servicer is a party, in the case of this clause (ii), the failure to perform or comply with which would reasonably be expected to have a Material Adverse Effect with respect to the Borrower or the Receivables.

(e)            The Borrower shall permit the Lender (or any representatives thereof (including any consultants, accountants, lawyers and appraisers)), to (i) conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets sold by the Seller included in the Borrowing Base and the components of the Monthly Reports (including cash receipt and application and calculation of ratios), (ii) examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower, the Seller or the Servicer relating to the Collateral or the Borrower’s acquisition of Receivables and (iii) to visit the offices and properties of the Borrower, the Seller or the Servicer, as applicable, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Receivables or the Borrower’s, the Seller’s or the Servicer’s performance under the Transaction Documents with any of the officers, directors or independent public accountants of any Credit Party; provided, that unless an Event of Default has occurred and is continuing, such inspections shall be limited to no more than once (1) during any rolling twelve-month period, or as often and at any time in the sole discretion of the Lender following the occurrence and continuance of an Event of Default. The Seller shall be responsible for the reasonable costs and expenses for one (1) such evaluation, appraisal and inspection per any rolling twelve-month period; provided, that if an Event of Default has occurred and is continuing, the Seller shall be responsible for all the costs and expenses of any inspection, evaluation or appraisal of the Lender.

(f)            The Borrower shall, and shall cause the Seller and Servicer to, note on its books and records that the Receivables have been acquired by the Borrower and pledged to the Lender, maintain and implement (or cause to be maintained and implemented) administrative and operating procedures, and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all the Receivables.

(g)            The Borrower shall keep its Location at the Location identified in Schedule 6.01(p) or, upon ten (10) days’ prior written notice to the Lender, at such other Location where all actions required to maintain the Lender’s first priority perfected security interest in the Collateral shall have been taken and completed.

(h)            The Borrower shall maintain in effect and retain copies of the Sale and Servicing Agreement and the other Transaction Documents to which it is a party and diligently and promptly enforce its rights and the obligations of the other parties thereunder.

(i)            The Borrower shall at all times:

(i)             (A) maintain and prepare financial reports, books and records and bank accounts separate from those of the other Gemini Parties, its other Affiliates and any other Person or entity and (B) not permit any Affiliate or any other Person, other than the Servicer, the Account Institution or the Lender, in each case, in accordance with the Transaction Documents, independent access to the Borrower’s bank accounts;

(ii)            not commingle the Borrower’s funds and other assets with those of any other Gemini Party, any other Affiliate or any other Person or entity (other than any such commingling expressly permitted by this Agreement and the other Transaction Documents);

(iii)           file its own tax returns, if any, as may be required under Applicable Law, to the extent not part of a consolidated group filing a consolidated return or returns and not treated as a division or a disregarded entity for tax purposes of another taxpayer, and pay any U.S. federal and material state and local taxes required to be paid by it under Applicable Law, other than taxes being actively contested in good faith with respect to which adequate reserves have been established in accordance with GAAP;

(iv)          conduct the Borrower’s business in its own name and hold all of the Borrower’s assets in its own name and in such a manner that it shall not be costly or difficult to segregate, ascertain or identify the Borrower’s individual assets from those of the other Gemini Parties, any other Affiliate or any other Person;

(v)            remain Solvent (including after giving effect to each Advance hereunder and after the disbursement of proceeds of such Advance) and pay its debts and liabilities (including employment and overhead expenses) from its assets as the same become due;

(vi)          do all things necessary to observe procedural formalities (including the separateness provisions contained in the Borrower’s organizational documents), and preserve the Borrower’s existence as a single-purpose, bankruptcy-remote entity;

(vii)         enter into transactions with Affiliates only if each such transaction is commercially reasonable and on substantially similar terms as a transaction that would be entered into on an arm’s-length basis with a Person other than an Affiliate of the Borrower;

(viii)         not engage in transactions with any other Person other than entering into the Transaction Documents and those activities permitted by the Transaction Documents and matters necessarily incident thereto;

(ix)           compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred;

(x)            not (A) acquire or hold obligations or securities of any Affiliate or (B) buy or hold any evidence of Indebtedness issued by any other Person or entity, other than Receivables;

(xi)           allocate fairly and reasonably and pay from its own funds the cost of (A) any overhead expenses (including paying for any office space) shared with any Affiliate of the Borrower and (B) any services (such as asset management, legal and accounting) that are provided jointly to the Borrower and one or more of its Affiliates;

(xii)          maintain and utilize separate invoices and checks bearing its own name;

(xiii)         except for invoicing for collections and servicing of any Receivable, share any common logo with or hold itself out as or be considered as a department or division of (a) any general partner, shareholder, principal, member or Affiliate of a beneficial owner, (b) any Affiliate of a general partner, shareholder, principal or member of a beneficial owner, or (c) any other Person;

(xiv)         except as arising under or expressly permitted by this Agreement or any other Transaction Documents, to not incur, create or assume any Indebtedness and not make any loans or advances to, or pledge its assets for the benefit of, any other Person or entity, including any other Gemini Party or any other Affiliate;

(xv)          be, and at all times hold itself out to the public as, a legal entity separate and distinct from any other Person;

(xvi)         not act as an agent of any other Person in any capacity except pursuant to contractual documents indicating such capacity and only in respect of transactions permitted by the Transaction Documents and matters necessarily incident thereto;

(xvii)        to the extent known by the Borrower or the Seller, correct any misunderstanding regarding the separate identity of the Borrower;

(xviii)       not identify the Borrower as a division or part of any of its Affiliates or any other entity;

(xix)          not engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7 of the Borrower LLC Agreement;

(xx)           not amend, modify or otherwise change its organizational documents, or suffer the same to be amended, modified or otherwise changed in any manner without the prior written consent of the Lender (such consent not to be unreasonably withheld, conditioned or delayed);

(xxi)          not Guarantee any obligation or otherwise be contingently liable (including by agreement to maintain balance sheet tests) of or to any Person, including any Affiliate;

(xxii)         not permit any Affiliate of the Borrower to guarantee, provide indemnification for, or pay its obligations, except for any indemnities and guarantees in connection with any Transaction Documents or any consolidated tax liabilities;

(xxiii)        to the fullest extent permitted by law, not engage in any dissolution, liquidation, consolidation, division, merger, sale or other transfer of any of its assets outside the ordinary course of the Borrower’s business;

(xxiv)        not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any Equity Interest in any other entity;

(xxv)        not own any asset or property other than the Collateral and incidental personal property necessary for the ownership or operation of the Collateral;

(xxvi)       not have any employees (other than officers and directors to the extent they are employees);

(xxvii)      not be a party to any agreement under which it has any material obligations or liability (direct or contingent), other than the Transaction Documents;

(xxviii)     conduct its business and activities in all material respects in compliance with the assumptions contained in the legal opinions of Mayer Brown LLP dated on or about the Closing Date relating to true sale and substantive consolidation issues (the “Bankruptcy Opinions”), unless within ten (10) Business Days of obtaining knowledge or receiving notice of any non-compliance of such assumptions, it has caused to be delivered to the Lender a legal opinion of Mayer Brown LLP (or other counsel acceptable to Lender) that such non-compliance shall not adversely affect the conclusions set forth in the Bankruptcy Opinions; and

(xxix)        cause the agents and other representatives of the Borrower, if any, to act at all times with respect to the Borrower consistently and in furtherance of the foregoing.

(j)            The Borrower hereby acknowledges that each Lender is entering into the transactions contemplated by this Agreement in reliance upon (i) the Borrower’s identity as a legal entity that is separate from its Affiliates and (ii) each Seller’s identity as a legal entity that is separate from its Affiliates.

(k)            The Borrower shall promptly execute and deliver, or cause the Seller to execute and deliver, at the Borrower’s expense, all further instruments and documents, and take all further action necessary, or that the Lender may reasonably request, in order to maintain the Lender’s first priority perfected security interest in the Collateral and to enable the Lender to exercise or enforce any of its rights and remedies hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, the Borrower will and will instruct the Servicer to: (i) authorize and file such financing statements, or amendments (including continuation statements) thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate (or as the Lender may reasonably request); and (ii) mark its master data processing records relating to such Collateral with a numeric code or other appropriate designation evidencing that the Lender, has acquired a security interest therein as provided in this Agreement.

(l)            Except for clauses (vi) and (vii) of this Section 7.01(l), the Borrower shall inform the Lender promptly (but in any event within two (2) Business Days after a Responsible Officer of the Borrower has knowledge of the occurrence of such event) in writing of the occurrence of any of the following:

(i)             the occurrence of a Default, Amortization Event, Event of Default or a Servicer Termination Event;

(ii)            any event or circumstance, including the submission of any claim or the initiation or non-frivolous threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding or the occurrence of any ERISA Event, that would reasonably be expected to have a Material Adverse Effect with respect to any Credit Party or the Receivables;

(iii)           the commencement of any proceedings by or against any Credit Party or the Servicer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been appointed or requested for any Credit Party or any of their respective assets;

(iv)           (A) any Credit Party that is not under regulatory supervision on the Closing Date being placed under regulatory supervision, (B) any license, permit, charter, registration or approval material to the conduct of any Credit Party’s business being suspended or revoked, or (C) any Credit Party being ordered by a Regulatory Authority to cease and desist any practice, procedure or policy employed by such Credit Party in the conduct of its business, and such cessation would reasonably be expected to have a Material Adverse Effect with respect to such Credit Party or the Receivables;

(v)            any changes in any law, rule or regulation of the United States or any state or local jurisdiction become effective that would reasonably be expected to have a Material Adverse Effect on any Credit Party or any of the Receivables;

(vi)           on or prior to each Determination Date, amendments, modifications, supplements or waivers to or of any Related Document executed during the preceding calendar month; or

(vii)          on or prior to each Determination Date, any changes, amendments or modifications to the Account Guidelines or Underwriting Guidelines occurring during the preceding calendar month.

(m)            The Borrower hereby agrees that it shall timely object to all proceedings of the type described in clause (a) of the definition of “Event of Bankruptcy” instituted against it.

(n)            The Borrower shall at all times maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(o)            The Borrower shall:

(i)             file all federal and other material tax returns required to be filed by it, such tax returns shall be true and accurate in all respects, and the Borrower shall timely pay or make adequate provision for the payment of all federal and other material taxes and other assessments and governmental charges, except for any such taxes, assessments or charges that are being actively contested in good faith and with respect to which adequate reserves have been established in accordance with GAAP;

(ii)            at all times ensure that it will not be subject to any requirement to withhold tax with respect to payments or income allocable to direct or indirect beneficial owners (for the avoidance of doubt, not including any Affected Party); and

(iii)            remain and take such actions as needed to ensure that it will (x) remain a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (y) not become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. In the event that the Borrower is classified as a partnership for federal income tax purposes, for any taxable years for which Sections 6221 through 6241 of the Code (or any successor thereto) apply to the Borrower (or any similar state or local tax law so applies with similar effect in treating the Borrower as subject to tax as a separate entity), (i) the partnership representative (or comparable person under state or local law, as applicable) shall, to the extent eligible, make the election under Section 6221(b) of the Code (or any similar comparable provision of state or local tax law) with respect to the Borrower, as applicable and take any other action such as filings, disclosures and notifications necessary to effectuate such election, and (ii) if the election described in the preceding clause (i) is not available, the partnership representative (or comparable person, as applicable) shall, to the extent eligible, make the election under Section 6226(a) of the Code (or any similar comparable provision of state or local tax law) with respect to the Borrower, as applicable and take any other action such as filings, disclosures and notifications necessary to effectuate such election.

(p)            The Borrower shall ensure that no Person, other than as contemplated by and subject to this Agreement, has been granted dominion and control of the Collection Account, or the right to take dominion and control of the Collection Account at a future time or upon the occurrence of a future event.

(q)            The Borrower shall promptly, from time to time, such other information, documents, records or reports, to the extent in a Credit Party’s possession or otherwise available to a Credit Party relating to the Collateral or the condition or operations, financial or otherwise, of the Borrower or any other Credit Party as the Lender may from time to time reasonably request.

(r)            Appointment of Backup Servicer. Within one hundred twenty (120) days of the Closing Date, the Borrower shall cause the Servicer to enter into a Backup Servicing Agreement with a backup servicer reasonably acceptable to the Lender (the “Backup Servicer”) pursuant to which the Backup Servicer agrees to be the Successor Servicer under the Sale and Servicing Agreement.

Section 7.02         Monthly Reports and Financial Statements.(a)

(a)            From the date hereof until the Final Payout Date, the Borrower shall, or shall cause the Servicer to, unless the Lender shall otherwise consent in writing, furnish to the Lender (i) by no later than each Determination Date, a Monthly Report and a Borrowing Base Certificate in electronic form; and (ii) by the third to last Business Day of each calendar month (such date, an “Additional Reporting Date”), a Borrowing Base Certificate; provided that if a Borrowing Base Certificate was delivered during the seven (7)-day period preceding such Additional Reporting Date, the Borrowing Base Certificate delivery requirement in this clause (ii) shall be deemed to be satisfied.

(b)            Beginning with the fiscal quarter ending on September 30, 2025 and to the extent not filed with the Securities and Exchange Commission or otherwise publicly available, no later than forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Borrower or as soon as available, copies of the consolidated financial statements of the Borrower, Servicer and Gemini, in each case, prepared in accordance with GAAP accompanied by a certificate of an Authorized Officer of the Borrower certifying that such copies are true and complete copies of the financial statements and that such information fairly presents, in all material respects, the consolidated financial condition of the Borrower as of the date thereof.

(c)            Within one hundred fifty (150) days after the close of each fiscal year of the Credit Parties beginning with the fiscal year ending December 31, 2025 and to the extent not filed with the Securities and Exchange Commission or otherwise publicly available, the audited consolidated balance sheets of Gemini and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants selected by Gemini and reasonably acceptable to the Lender (provided that the Borrowers’ independent public accountants as of the Closing Date shall be deemed to be reasonably acceptable to the Lender), which opinion shall be unqualified and shall state that such accountants audited such consolidated and financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Gemini and its consolidated Subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with GAAP.

(d)            The Borrower shall cause the Servicer to deliver, as part of the Monthy Report, a current or updated VantageScore or FICO Score, as applicable, for each Eligible Account, no less frequently than once per calendar quarter.

Section 7.03         Negative Covenants of the Borrower. From the date hereof until the Final Payout Date, the Borrower shall not, without the prior written consent of the Lender:

(a)            Except as otherwise provided in this Agreement and the Sale and Servicing Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of (including any effective transfer or other disposition as a result of a division of the Borrower or the Servicer), or create or suffer to exist any Lien (other than a Permitted Lien) upon or with respect to, any Receivable or other Collateral, or any interest therein, or any account to which any Collections of or payments on any Receivables or other Collateral are sent, or any right to receive income or proceeds from or in respect of any of the foregoing.

(b)            (i) terminate, waive, amend or otherwise modify the terms of or exercise any consent or approval rights under any Transaction Document to which it is a party (other than with the Lender’s consent), (ii) terminate the appointment of the Servicer under the Sale and Servicing Agreement, (iii) take or consent to (or permit the Servicer to take or consent to) any other action that impairs the rights of the Borrower or the Lender to any Collateral or modify, in a manner adverse to the Lender, the right of the Lender to demand or receive payment under any of the Transaction Documents, or (iv) without the written consent of the Lender, amend, modify or take any action inconsistent with its Constituent Documents; provided, that with respect to any amendment or modification of its Constituent Documents that would not reasonably be expected to adversely affect the rights of the Lender, the consent of the Lender shall not be unreasonably withheld, conditioned or delayed.

(c)            Enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Transaction Documents other than this Agreement and the other Transaction Documents.

(d)            Make any material change in the character of its business, or engage in any business with respect to any or part of its assets, except as expressly permitted by this Agreement and the other Transaction Documents (including in connection with the repayment in full of the Obligations).

(e)            To the fullest extent permitted by law, dissolve, liquidate, partially liquidate, divide into, merge into, or consolidate with, one or more corporations or other entities, or be a party to any transaction involving the transfer (including any effective transfer or other disposition as a result of a division of the Borrower) of any substantial portion of its assets, revenues or properties to or with any corporation or other Person other than sales of Receivables in accordance with the Sale and Servicing Agreement or any other provision of the Transaction Documents.

(f)            The Borrower shall not become required to register as an “investment company” under the Investment Company Act.

(g)            The Borrower will not make (i) any dividend or other distribution, direct or indirect, on account of the beneficial interests or any other Equity Interests of the Borrower now or hereafter outstanding, or (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of the beneficial interests or any other Equity Interests of the Borrower now or hereafter outstanding; provided, that this Section 7.03(i) shall not prohibit (i) dividends or distributions from funds released to the Borrower pursuant to Section 3.03(a) or after the Final Payout Date or (ii) sales, purchases or reassignments, as applicable, of Receivables pursuant to Section 6.03 or otherwise as expressly permitted by the Transaction Documents.

(h)            The Borrower shall not make any changes considered material and adverse to the Lender, as determined by the Borrower in its sole discretion, to the Account Guidelines, the Underwriting Guidelines or the Related Documents after the Closing Date with respect to the Accounts, other than those that (i) are required by Applicable Law, (ii) relate to the waiving, reduction or extension of the due date of any late fees as expressly permitted by the Transaction Documents or (iii) are of a clerical or ministerial nature and those which have been consented to by Lender (such consent not to be unreasonably withheld, conditioned or delayed and shall be deemed given if the Lender does not object to such changes in writing within fourteen (14) days after receiving notice thereof).

ARTICLE VIII

amortization events; EVENTS OF DEFAULT; REMEDIES; SET-OFF

Section 8.01         Amortization Events.

(a)            Each of the following events shall be “Amortization Events” hereunder:

(i)            [reserved].

(ii)            one or more final and non-appealable judgments for the payment of money in an aggregate amount in excess of $5,000,000 (excluding any judgments to the extent covered by insurance or subject to third-party indemnification and promptly paid) shall be rendered against any Credit Party (other than the Borrower) and remain unpaid and unstayed for a period of sixty (60) days.

(iii)            The occurrence of a Servicer Termination Event or an Event of Default.

(iv)            A Borrowing Base Deficiency shall exist for more than three (3) Business Days following the earlier of (x) the date a Responsible Officer of the Borrower receives notice from the Lender of such Borrowing Base Deficiency pursuant to Section 2.03(a) and (y) the date a Responsible Officer of the Borrower becomes aware of the existence of such Borrowing Base Deficiency.

(v)            Any representation or warranty made or deemed to be made by the Borrower under or in connection with this Agreement or any other Transaction Document to which it is a party or in any other written information or report delivered pursuant hereto or thereto shall prove to have been false or incorrect when made, unless such breach, if able to be remedied, has been remedied within thirty (30) days after a Responsible Officer of the Borrower or, as long as the Servicer is an Affiliate of the Borrower, a Responsible Officer of the Servicer, first obtains knowledge or receives notice thereof; provided that if any such breach shall give rise to a Reassignment obligation pursuant to Section 6.03(a), such breach shall be deemed to be cured upon the payment in full of the related Reassignment Amount in accordance with Section 6.03(a), unless a shorter cure period is provided for herein.

(vi)            The Borrower or any other Credit Party shall fail in any material respect to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed and not expressly covered by any other clause of this Section 8.01, and such failure, if capable of being remedied, shall remain unremedied for thirty (30) days after it first receives notice or obtains knowledge thereof, unless a shorter cure period is provided for herein (in which case such shorter cure period shall govern).

(vii)          [***]

(viii)         [***]

(ix)            [***]

(x)            A Backup Servicing Agreement, in form and substance reasonably acceptable to the Lender, is not executed and delivered by the parties thereto within one hundred twenty (120) days following the Closing Date.

(b)            Upon the occurrence and continuation of an Amortization Event, without any action by any party, unless such Amortization Event is waived by the Lender, the Revolving Period shall terminate and the Borrower may no longer obtain Advances hereunder.

Section 8.02         Events of Default. Each of the following events shall be an “Event of Default” hereunder:

(a)            The Borrower shall fail to pay in full in immediately available funds on the Final Maturity Date, the Loan Amount and all other Obligations, together with accrued and unpaid interest thereon.

(b)            (i) The Borrower shall fail to pay in full in immediately available funds on each Settlement Date, all interest, fees and expenses then due and payable, and such failure shall continue for two (2) Business Days; or (ii) the Guarantor shall fail to pay an amounts due and payable pursuant to the Gemini Guaranty, and such failure shall continue for two (2) Business Days.

(c)            An Event of Bankruptcy shall have occurred with respect to the Borrower, the initial Servicer or the Seller.

(d)            (i) The IRS shall file notice of a lien pursuant to Section 6321 of the Code with regard to any of the assets of the Borrower, (ii) the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA or Section 303(k) of ERISA or Section 430(k) of the Code, with regard to any of the assets of the Borrower, and, in each case, such lien shall not have been released within thirty (30) days or (iii) any ERISA Event shall occur that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to the Borrower or the Receivables.

(e)            The Lender shall fail to have a valid, perfected first priority Lien on any material portion of the Collateral, except for any Collateral that is released from the Lien of the Lender in accordance with the terms hereof as expressly permitted hereby.

(f)            The Borrower shall be required to register as an “investment company,” or shall be controlled by an entity required to be registered as an “investment company”, in each case under the Investment Company Act.

(g)            The Borrower shall have become taxable as an association or a publicly traded partnership taxable as a corporation under the Code.

(h)            Any Transaction Document or any material provision thereof shall cease to be in full force and effect (other than in accordance with its terms).

(i)            If the Servicer is an Affiliate of the Seller, the Borrower shall fail to deliver, or cause the Servicer to deliver, a Monthly Report or Borrowing Base Certificate as required pursuant to Section 7.02 and such failure is not cured within five (5) Business Days.

(j)            If the Servicer is an Affiliate of the Seller, the Borrower shall fail to deliver, or cause the Servicer to deliver, any financial statements as required pursuant to Section 7.02 for more than thirty (30) days.

(k)            The occurrence of a Change of Control.

(l)            A Servicer Termination Event that results in the termination of the Servicer, and the Servicer is not replaced by the Backup Servicer or other Successor Servicer approved by the Lender, within ninety (90) days after termination of the Servicer.

(m)            The Borrower shall fail to pay in full in immediately available funds any payment other than interest, fees and expenses required to be made by it under the Transaction Documents when due, and such failure shall continue unremedied for three (3) Business Days.

(n)            A Borrowing Base Deficiency shall exist for more than five (5) Business Days following the earlier of (x) the date a Responsible Officer of the Borrower receives notice from the Lender of such Borrowing Base Deficiency pursuant to Section 2.03(a) and (y) the date a Responsible Officer of the Borrower becomes aware of the existence of such Borrowing Base Deficiency.

(o)            One or more judgments for the payment of money in an amount greater than $1,000,000 shall be rendered against the Borrower.

(p)            Following a Commitment Decrease, the Loan Amount shall not be reduced to an amount equal to or less than the Commitment (after giving effect to such Commitment Decrease) by the sixtieth (60th) day following the Commitment Decrease Effective Date.

Section 8.03         Remedies upon an Event of Default.

(a)            Upon the occurrence of an Event of Default (other than an Event of Default described in Section 8.02(c)), the Lender may, by written notice to a Responsible Officer of the Borrower, declare that the Final Maturity Date has occurred and upon any such declaration, the date of such notice shall be deemed to be the Final Maturity Date and the Loan Amount shall be immediately due and payable, together with all accrued and unpaid interest thereon and all other Obligations and the Commitment shall automatically terminate, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

(b)            Upon the occurrence of an Event of Default described in Section 8.02(c) with respect to the Borrower, the Final Maturity Date shall occur automatically upon the date of such occurrence and the unpaid Loan Amount shall automatically become due and payable, together with all accrued and unpaid interest thereon and all other Obligations and the Commitment shall automatically terminate, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

(c)            Following any acceleration of the unpaid Loan Amount pursuant to this Section 8.03, the Lender shall have, in addition to all other rights and remedies under this Agreement (including, the imposition of the Default Rate), the other Transaction Documents or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws to a secured party, which rights shall be cumulative, including the right to foreclose upon the Collateral and sell all or any portion thereof at public or private sale (and the Borrower agrees that, to the extent that notice of such sale is required, notice ten (10) days prior to such sale shall be adequate and reasonable notice for all purposes).

(d)            Upon the occurrence and continuation of an Event of Default, subject to any applicable cure period, and if the Lender exercises its foreclosure rights in accordance with this Section 8.03 with respect to the Collateral, the Borrower agrees to deliver, or cause the delivery of, each item of Collateral to the Lender on demand. Without limiting the generality of the foregoing, the Borrower agrees that, upon the occurrence and continuation of an Event of Default, if the Lender exercises its foreclosure rights with respect to the Collateral, the Lender shall have the right, subject to the mandatory requirements of Applicable Law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale, for cash, upon credit or for future delivery. Any purchaser that has purchased any Collateral pursuant to any such sale shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(e)            The Lender shall give a Responsible Officer of the Borrower ten (10) days’ prior written notice (which the Borrower agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Lender’s intention to sell any Collateral pursuant to Section 8.03(d). Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, shall first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate portions thereof, as the Lender may determine. The Lender shall not be obligated to make any sale of any Collateral, regardless of the fact that notice of sale of such Collateral shall have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, the Lender may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Borrower (all said rights being also hereby waived and released to the extent permitted by Applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Person from the Borrower as a credit against the purchase price, and such Person may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Borrower therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Lender shall be free to carry out such sale pursuant to such agreement and after a sale of the Collateral, the Borrower shall not be entitled to the return of the Collateral nor be entitled to the return of any portion thereof subject thereto, notwithstanding the fact that after the Lender shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full; provided that the Lender shall apply such proceeds in accordance with Section 3.03(b) and after all Secured Obligations have been paid in full, any Collateral and any funds remaining from the sale of the Collateral shall be released to the Borrower its designees, and control over and ownership of such Collateral and any such funds shall revert to the Borrower. As an alternative to exercising the power of sale herein conferred upon it, the Lender proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 8.03(e) shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

(f)            Upon the occurrence of an Event of Default, regardless of the other means of obtaining payment of any of the obligations of the Borrower hereunder or under any other Transaction Document, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply deposits and other sums against the obligations of the Borrower due under this Agreement and the other Transaction Documents, whether or not the Lender shall have made any demand under this Agreement or the other Transaction Documents. No Gemini Party shall be entitled to any right of setoff under this Agreement or any other Transaction Document. If the Lender, directly or through an Affiliate, obtains any payment of any Obligation of the Borrower (other than pursuant to Section 3.03), the Lender shall deposit such payments into the Collection Account for application in accordance with Section 3.03.

ARTICLE IX

ASSIGNMENT OF LENDER’S INTERESTS

Section 9.01         Assignments. The Borrower may not assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Lender. The Lender may not assign its rights or delegate its obligations hereunder or any interest in the Loans without the prior written consent of the Borrower; provided, that no consent of the Borrower shall be required if any Event of Default has occurred and is continuing.

Section 9.02         Rights of Assignee. Upon the assignment by the Lender in accordance with this Article IX, the assignee receiving such assignment shall have all of the rights of the Lender with respect to the Transaction Documents and the Collateral (or such portion thereof as has been assigned), and all of the obligations of the Lender under Sections 2.06 and 9.01.

Section 9.03         Evidence of Assignment. Any assignment of the Lender’s rights and obligations hereunder, and the Advances (or any portion thereof) to any Person may be evidenced by an instrument(s) or document(s) as may be satisfactory to the Lender and the Borrower.

ARTICLE X

INDEMNIFICATION

Section 10.01         Indemnities.

(a)            Without limiting any other rights that any such Person may have hereunder or under Applicable Law (including the right to recover damages for breach of contract), the Borrower hereby agrees to indemnify and hold harmless the Lender, its Affiliates, and all successors, transferees. assigns and all officers, directors, stockholders, members, employees, advisors, representatives and agents of any of the foregoing (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, obligations, expenses, penalties, actions, suits, judgments, disbursements of any kind or nature whatsoever and related costs and expenses, including attorneys’ fees and disbursements and court costs (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or by reason of the execution, delivery, enforcement, performance, administration of, or otherwise arising out of or incurred in connection with this Agreement, the Transaction Documents, the Related Documents or the funding of the Advances or the use of proceeds therefrom or in respect of any Receivable including any such Indemnified Amount that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) any breach of any covenant by the Borrower contained in any Transaction Document; (ii) any representation or warranty made or deemed made by the Borrower contained in any Transaction Document or in any certificate, statement or report delivered in connection therewith is false or misleading; (iii) any failure by the Borrower to comply with any Applicable Law or contractual obligation binding upon it; (iv) any failure to vest, or delay in vesting, in the Lender a perfected security interest in all of the Collateral free and clear of all Liens; (v) any action or omission, not expressly authorized by the Transaction Documents, by the Borrower or any Affiliate of the Borrower which has the effect of reducing or impairing the Collateral or the rights of the Lender with respect thereto; (vi) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time; (vii) the commingling of Collections on the Collateral at any time with other funds; (viii) any failure by the Borrower to give reasonably equivalent value to the Seller, in consideration for the transfer by the Seller to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; and (ix) any costs incurred by an Indemnified Party in connection with the enforcement (including any action, claim, or suit) of any indemnification or other obligation of the Borrower; excluding, however, (x) any Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, (y) Indemnified Amounts to the extent determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from bad faith, gross negligence or willful misconduct on the part of such Indemnified Party, and (z) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or for diminution of value for Receivables without breach of any representation, warranty or covenant by any Gemini Party. Any amounts subject to the indemnification provisions of this Section 10.01(a) shall be paid by the Borrower to the related Indemnified Party on the next occurring Settlement Date that is at least three (3) Business Days immediately following demand therefor accompanied by a reasonable description of such amounts. An Indemnified Party need not demand payment from the Seller prior to seeking indemnification pursuant to this Section 10.01(a), and neither shall any demand against the Seller provide a defense for the Borrower against payment hereunder except to the extent all such Indemnified Amounts have been satisfied in full. This Section shall survive the resignation or removal of any party and the termination or assignment of this Agreement.

(b)            The Borrower shall not, without the prior written consent of all Indemnified Parties that are party thereto (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding for which indemnification may be sought hereunder, unless such settlement, compromise or consent includes an unconditional release of all such Indemnified Parties from all liability arising out of such claim, action or proceeding, and which settlement in each case must not include any admission of fault or liability adverse to any Indemnified Party other than the payment of money damages by the Borrower. Each Indemnified Party who is not directly a party to this Agreement is an express third party beneficiary of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.01         Amendments, Etc. No amendment or waiver of any provision of this Agreement or termination of any Transaction Document nor any consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender. No amendment materially affecting the rights or obligations of the Servicer shall be effective without the prior written consent of the Servicer.

Section 11.02         Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or e-mail) and mailed, delivered by nationally recognized overnight courier service, transmitted or delivered by hand, as to each party hereto, at its address set forth on Schedule 11.02 hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the specified facsimile number, (ii) if given by e-mail, when sent to the specified e-mail address and an appropriate confirmation is received, (iii) if given by mail, three (3) Business Days after being deposited in the United States mail, first class postage prepaid (except that notices and communications by mail pursuant to Article I or notices of Events of Default, Amortization Events and Servicer Termination Events shall not be effective until received), (iv) if given by nationally recognized courier guaranteeing overnight delivery, the Business Day following such day after such communication is delivered to such courier or (v) if by hand delivery, when delivered at the address specified pursuant to this Section 11.02; provided that if such notice is delivered pursuant to clauses (iii) through (v), such notice to the Seller and the Borrower shall only be effective if delivered to a Responsible Officer of the Seller or the Borrower. Notwithstanding the foregoing, with respect to any Transaction Document, any recipient may designate what it deems to be appropriate confirmation and that notification by e-mail to it shall not be effective without such confirmation.

Section 11.03         No Waiver; Remedies. No failure on the part of the Borrower, the Lender, any Affected Party or any Indemnified Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof (unless waived in writing); nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.04         Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective successors and permitted assigns, and the provisions of Article X shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and permitted assigns; provided, however, that nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 9.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. With the exception of Article I, Article II (other than Sections 2.03 and 2.06), Article III, Article V, Article VII and Article VIII (other than Section 8.02) the provisions of this Agreement shall survive the Final Payout Date.

Section 11.05         Costs and Expenses. In addition to its obligations under Article X, the Borrower agrees to pay within five (5) Business Days of demand therefor accompanied by invoices in reasonable detail and reasonable supporting documentation: (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Lender and its Affiliates in connection with enforcement with respect to this Agreement and the other Transaction Documents, including, without limitation, (A) the reasonable and documented attorneys’ fees and disbursements of the Lender subject to such conflict, incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, (B) documented costs or expenses incurred in enforcing indemnification rights under the Transaction Documents and (C) documented costs or expenses incurred during any workout, restructuring or negotiations in respect of the Advances hereunder and (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Lender and its Affiliates in connection with the negotiation, preparation, execution and delivery of any amendment, consent or waiver with respect to this Agreement and the other Transaction Documents.

Section 11.06         Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Section 11.07         Integration. This Agreement and the other Transaction Documents, contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 11.08         Governing Law. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), EXCEPT, AS TO ANY TRANSACTION DOCUMENT, AS EXPRESSLY SET FORTH THEREIN AND EXCEPT TO THE EXTENT THAT THE CREATION, PERFECTION OR PRIORITY OF THE INTERESTS OF THE LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 11.09         Waiver of Jury Trial; Submission to Jurisdiction.

(a)            EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(b)            each OF THE PARTIES HERETO irrevocably and unconditionally agrees that it shall not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Agreement or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Transaction Document shall affect any right that the Lender or any Indemnified Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the Borrower or its properties in the courts of any jurisdiction.

(c)            each PARTY HERETO irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in the previous paragraph. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.02. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 11.10         Execution in Counterparts; Severability.

(a)            This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

(b)            In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.11         No Insolvency; No Recourse Against Other Parties.

(a)            The obligations of the Lender, the Borrower and any other party hereto under any Transaction Document are solely the corporate, limited liability company, trust or partnership obligations of such Person, and no recourse shall be had for such obligations against any Affiliate, director, officer, member, manager, partner, beneficiary, trustee, employee, attorney or agent of any such Person.

(b)            Each of the parties hereto (other than the Borrower) hereby covenants and agrees that it shall not at any time institute against, solicit or join or cooperate with or encourage any institution against Borrower of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any United States federal or state bankruptcy or similar law. Nothing in this Section 11.11 shall preclude, or be deemed to estop, any of the foregoing Persons from taking (to the extent such action is otherwise permitted to be taken by such Person hereunder) or omitting to take any action prior to such date in (a) any case or proceeding with respect to Borrower voluntarily filed or commenced by or on behalf of Borrower under or pursuant to any such law or (b) any involuntary case or proceeding pertaining to Borrower under or pursuant to any such law, which involuntary use was not commenced by any of the foregoing Persons.

(c)            The provisions of this Section 11.11 shall survive the termination of this Agreement.

Section 11.12         Confidentiality.

(a)            The Lender agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (i) to its Affiliates and to its Related Parties, or any respective Affiliates, employees, directors, agents, representatives, consultants, attorneys, accountants and other professional advisors (it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); (ii) to the extent required or requested by any Regulatory Authority purporting to have jurisdiction over such Person or its Related Parties; (iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (A) any assignee of or any prospective assignee of any of its rights and obligations under this Agreement, (B) any direct or indirect, actual or prospective party or professional advisors thereto (or their Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (C) to any actual or bona fide prospective permitted assignees in the Lender’s interests under or in connection with this Agreement, or (D) any prospective agent or co-agent of the Lender; (vii) on a confidential basis to any nationally recognized statistical rating organization in connection with rating the Borrower or its Indebtedness or the Transactions; (viii) with the written consent of the Borrower; (ix) to the extent such Confidential Information (A) is a matter of general public knowledge or that has heretofore become publicly available other than as a result of a breach of this Section 11.12, or (B) becomes available to the Lender or any of its respective Affiliates on a nonconfidential basis from a source other than the Borrower or any Gemini Party; or (x) to any nationally recognized statistical rating organization (within the meaning of the Securities Exchange Act of 1934, as amended) in compliance with Rule 17g-5 thereunder (or any similar rule or regulation in any relevant jurisdiction).

(b)            The Borrower agrees that it shall not (and shall not allow any of its Affiliates to) disclose to any Person or entity the specific pricing, advance rate or concentration limit information provided by the Lender and Affiliates of the Lender or the amount or terms of any fees payable to the Lender or any Affiliate of the Lender in connection with the Transaction (collectively, the “Product Information”), except:

(i)             to its and its Affiliates’ employees, officers, directors, advisors, representatives, accountants, legal counsel and agents (collectively, the “Borrower Representatives”);

(ii)            to the extent any Gemini Party or any Affiliate or their counsel thereof reasonably deems necessary in order to comply with any requirement of Applicable Law or any Regulatory Authority;

(iii)           to any nationally recognized statistical rating organization for the purpose of assisting in the negotiation, completion, administration and evaluation of the Transaction or in compliance with Rule 17g-5 under the Exchange Act (or to any other nationally recognized statistical rating organization in compliance with any similar rule or regulation in any relevant jurisdiction);

(iv)           to its and its Affiliates’ regulators;

(v)            to potential equity investors or partners in any Gemini Party;

(vi)           with the prior written consent of the Lender; or

(vii)          in financial statements in accordance with GAAP.

(c)            “Product Information” shall not include information that is a matter of general public knowledge or has heretofore been or is hereafter published in any source generally available to the public other than as a result of a disclosure by any Person required to keep such information confidential as provided in this Section 11.12. The Borrower shall be responsible for any failure of any Borrower Representative to comply with the provisions of this Section 11.12.

(d)            Each party hereto agrees not to use the name of each other party hereto in any press release or marketing materials without the prior written consent of such other party; provided that the foregoing shall not apply to any documents that any party reasonably determines are required by Applicable Law, rule or regulation to include such other party’s name and to be filed with the SEC or any other Regulatory Authority so long as the disclosing party has, to the extent reasonably practicable, given such other party the opportunity to review the form and content of such proposed filing in advance.

(e)            Notwithstanding anything to the contrary contained herein, the Borrower shall have no obligation to provide the Lender with Obligor Information, nor shall the Borrower permit the Lender nor any Affiliate thereof, to receive any such Obligor Information. If the Lender, affirmatively elects in writing to receive Obligor Information, prior to any delivery of Obligor Information, the Lender shall provide to the Borrower evidence that such party has an Information Security Program reasonably acceptable to the Borrower and the Lender shall maintain such information in accordance with Applicable Law.

(f)            In the event the Borrower or the Lender knows or reasonably believes that it has received access to Obligor Information without having so requested such access, the Borrower or the Lender, as applicable, shall promptly return any such Obligor Information and take reasonable precautions to maintain and safeguard the confidentiality of such Obligor Information while in the possession of the Borrower or the Lender, as applicable, and prior to its return.

Section 11.13         Limitation of Liability. No claim may be made by any party hereto, any of their respective Affiliates, or any other Person against any party hereto or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 11.14         No Advisory or Fiduciary Responsibility. The Borrower acknowledges and agrees that: (i) the Transaction is an arm’s-length commercial transaction between the Gemini Parties, on the one hand, and the Lender, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transaction; (ii) in connection with the Transaction the Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Borrower, any other Gemini Party or any of their respective Affiliates; (iii) the Lender has not assumed or shall assume an advisory, agency or fiduciary responsibility in favor of the Borrower, any other Gemini Party or any of their respective Affiliates with respect to the Transaction or the process leading thereto (irrespective of whether the Lender has advised or is currently advising any Gemini Party on other matters) and the Lender has no obligation to the Borrower, any other Gemini Party or any of their respective Affiliates with respect to the Transaction except the obligations expressly set forth in the Transaction Documents; (iv) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Gemini Parties and their Affiliates and the Lender has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Lender has not provided any legal, accounting, regulatory or tax advice with respect to the Transaction and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Each of the Borrower and any other Gemini Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GEMINI CAPRICORN ONE, LLC, as the Borrower

By:
Name:
Title:

GEMINI CONSTELLATION, LLC, as initial Servicer

By:
Name:
Title:

RIPPLE LABS INC., as the Lender

By:
Name:
Title:

Credit Agreement (Gemini)

APPENDIX A

DEFINITIONS

This is Appendix A to the Credit Agreement, dated as of July 11, 2025, by and among Gemini Capricorn One, LLC, as the Borrower, Gemini Constellation, LLC, as the initial Servicer, and Ripple Labs Inc., as the Lender (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”). Each reference in this Appendix A to any Section, the Preamble, Appendix or Exhibit refers to such Section of or Appendix, Preamble or Exhibit to this Agreement.

(a)            As used in this Agreement, the following terms have the meanings indicated below (such definitions to be applicable to both the singular and plural forms of such terms):

“Account” means each revolving, open-end credit card account established pursuant to an Account Agreement between the Account Owner and any Obligor and identified as an “Account” pursuant to the Sale and Servicing Agreement, including all Initial Accounts and Additional Accounts, but other than, from and after the related Released Collateral Date, any Removed Account.

“Account Agreement” means, with respect to an Account, the agreement by and between the Account Owner and any Obligor governing the terms and conditions of such Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Account Control Agreement” means that an account control agreement, dated on or before the date of the initial Advance (if any), among the Borrower, the Lender and WebBank, as account bank, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Account Guidelines” means the established policies and procedures of Gemini (a) relating to the operation of its credit-card business, which generally are applicable to its portfolio of similar accounts, including the policies and procedures for determining the creditworthiness of customers and the extension of credit-card privileges to customers and (b) relating to the maintenance of accounts and collection of receivables, in each case as such policies and procedures may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Transaction Documents. As of the Closing Date, the Account Guidelines are set forth on Exhibit G.

“Account Institution” has the meaning set forth in Section 3.01.

“Account Owner” means (a) WebBank, a Utah state-chartered bank, or (b) if the Accounts are transferred to a Successor Account Owner, such Successor Account Owner.

“Additional Account” has the meaning set forth in the Sale and Servicing Agreement.

“Additional Reporting Date” has the meaning set forth in Section 7.02(a).

Appendix A-1

“Advance” has the meaning set forth in Section 1.01(a).

“Advance Rate” means (i) unless clause (ii) applies, [***].

“Affected Party” means the Lender and any assignee of the Lender.

“Affiliate” means, when used with respect to a Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Eligible Receivables Balance” means, with respect to any date of determination, the Aggregate Receivables Balance of all Eligible Receivables owned by the Borrower.

“Aggregate Receivables Balance” means, with respect to any date of determination, an amount equal to the aggregate of the Receivables Balance of all Receivables owned by the Borrower, other than Charged-Off Receivables and Reassignment Receivables.

“Agreement” has the meaning set forth in the first paragraph of this Appendix A.

“Amortization Event” has the meaning set forth in Section 8.01.

“Amortization Period” means the period beginning on the day following the Revolving Period End Date.

“Applicable Law” means as to any Person, (a) any certificate of incorporation, certificate of formation, articles of association, bylaws, limited liability company agreement, or other organizational or governing documents of that Person and (b) any law, treaty, statute, regulation, or rule, or any determination by a Regulatory Authority or arbitrator, that is applicable to or binding on that Person or to which that Person is subject or by which any of its assets or properties are bound.

“Assignment of Receivables” means an assignment of Receivables substantially in the form of Exhibit A to the Sale and Servicing Agreement.

“AUC” means [***].

“Authorized Officer” means, with respect to any Gemini Party, any of the chief executive officer, president, chief financial officer, managing director, treasurer, comptroller, vice president or other officer of similar or higher rank of such Gemini Party, who is acting in its capacity as an officer of such Gemini Party and authorized to act on behalf of such Gemini Party pursuant to the Transaction Documents and who is identified on the incumbency certificate delivered by such Gemini Party to the Lender on the Closing Date (as any such incumbency certificate may be modified or supplemented by such Gemini Party from time to time thereafter and delivered to the Lender).

Appendix A-2

“Available Funds” means, with respect to any Settlement Date, (a) all Collections received by the Servicer and deposited into the Collection Account during the related Collection Period less amounts released to the Borrower pursuant to Section 3.02(b), (b) all Reassignment Amounts deposited into the Collection Account during the related Collection Period, (c) any Investment Earnings deposited into the Collection Account during the related Collection Period and (d) all proceeds or other amounts received by the Lender upon the exercise of such party’s rights and remedies set forth in Section 8.03(c).

“Backup Servicer” has the meaning set forth in Section 7.01(r).

“Backup Servicing Agreement” means a backup servicing agreement to be entered into between the Servicer and a backup servicer reasonably acceptable to the Lender.

“Bankruptcy Code” means 11 U.S.C. §101, et. seq., as amended from time to time, and any successor statute thereto.

“Bankruptcy Opinions” has the meaning set forth in Section 7.01(i)(xxviii).

“Benefit Plan Investor” means (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, (iii) any entity whose underlying assets include “plan assets” (within the meaning of the regulation of the United States Department of Labor at 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA)), or (iv) any governmental, church, non-U.S. or other plan that is subject to any federal, state, local or non-U.S. law or regulation that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

“Borrower” has the meaning set forth in the Preamble.

“Borrower LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Gemini Capricorn One, LLC, dated as of July 11, 2025, entered into by Gemini Constellation, LLC, as the sole equity member, and [***], as independent director.

“Borrower Representatives” has the meaning set forth in Section 11.12(b)(i).

“Borrower Transaction Persons” has the meaning set forth in Section 6.04(a).

“Borrowing Base” means, as of any date, the result of (A) the product of (x) the Advance Rate and (y) an amount equal to (a) the Aggregate Eligible Receivables Balance, plus (b) all Collections on deposit in the Collections Account minus, for any date of determination that is not a Settlement Date, the estimated amount needed to make payments under clauses first through fourth of Section 3.03(a) on the following Settlement Date (assuming, with respect to any estimated accrual, no change in the Advance Rate or Loan Amount after the date of determination of such estimated amount, other than any change to be made pursuant to a Borrowing Request or notice of prepayment delivered to the Lender on or prior to the date of determination), minus (c) the Excess Concentration Amount, in each case (i) if such determination is being made for a Release, Released Collateral Date or a Borrowing Request, as of two (2) Business Days prior to such Release, Released Collateral Date or Borrowing Request (after giving effect to any such Release, release of Collateral or Borrowing, as applicable and any addition of Accounts occurring prior to the related Borrowing Date) and (ii) if such determination is being made in connection with the delivery of a Borrowing Base Certificate for any other reason, the close of business on the Business Day preceding the date of delivery of such Borrowing Base Certificate.

Appendix A-3

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit C hereto.

“Borrowing Base Deficiency” means, as of any date of determination, the excess, if any, by which the (i) Loan Amount exceeds (ii) the Borrowing Base, as of such date of determination.

“Borrowing Date” means each date on which an Advance is made.

“Borrowing Request” has the meaning set forth in Section 1.02(a).

“Business Day” means any day other than: (a) a Saturday or Sunday; (b) a legal or federal holiday; and (c) a day on which banking and savings and loan institutions in New York City, San Francisco or the State of Delaware are required or authorized by law or Regulatory Authority to be closed for business.

“Change of Control” means the occurrence of any of the following:

(a)            any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission as in effect on the date hereof) (in each case, other than the Permitted Holders) acting in concert shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, the Equity Interests of or Gemini representing fifty-one percent (51%) or more of the combined Equity Interests of Gemini; or

(b)            The failure of Gemini to directly or indirectly through its Subsidiaries own 100% of the Equity Interests of the Borrower or failure to control the majority voting power of the board of directors (or similar governing body) of the Borrower.

(c)            The failure of Parent to directly own 100% of the Equity Interests of the Borrower free and clear of any Lien.

“Charged-Off Receivable” means any Receivable with respect to which (a) any payment or part thereof remains unpaid for more than 180 days after the original due date for such payment, (b) the related Obligor is subject to an Event of Bankruptcy, (c) the related Obligor has died, or (d) the Servicer has otherwise written off such Receivable in the normal course of the Servicer’s business, or which otherwise should be written off pursuant to the requirements of the Underwriting Guidelines and Account Guidelines.

Appendix A-4

“Closing Date” means July 11, 2025.

“Closing Date Commitment” means $75,000,000.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the Borrower’s assets, properties now or hereafter existing and rights, including all of the Borrower’s right, title and interest now or hereafter existing in, to and under the following: (a) the Receivables existing in each Account as of the related Cutoff Date for such Account; (b) all Receivables arising in each Account after the related Cutoff Date for such Account; (c) all Collections received on and after the Cutoff Date for the related Accounts; (d) the Collection Account, all funds on deposit therein, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing; (e) the Transaction Documents and each other document, instrument, certificate and agreement relating to the origination, acquisition, collecting, servicing or administration of any Accounts or Receivables or the transactions contemplated by the Transaction Documents (other than such right, title and interest as it relates solely to Receivables which no longer constitute part of the Collateral); (f) all other goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, money, letter-of-credit rights, commercial tort claims, securities and other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and general intangibles (including all payment intangibles) consisting of, airing from, purporting to secure, or relating to any of the foregoing and (g) all collections, income, payments, proceeds and other benefits of each of the foregoing; but excluding (i) funds released to the Borrower pursuant to Section 3.03, (ii) Receivables reassigned or repurchased pursuant to Section 6.03, (iii) Removed Collateral released pursuant to Section 2.03(c) and (iv) Receivables reassigned or repurchased by the Seller or the Servicer pursuant to Section 2.3, 2.6 or 3.3 of the Sale and Servicing Agreement.

“Collection Account” has the meaning set forth in Section 3.01.

“Collection Period” means (a) unless otherwise mutually agreed between the Lender and the Borrower, initially the period commencing on the Initial Cut-Off Date and ending on the last day of the calendar month following the month in which the initial Advance is made and (b) thereafter, each calendar month.

“Collections” means, for any Date of Processing, all payments received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with the related Account Agreement and all Recoveries, Finance Charge Collections, Interchange and other amounts specified by the Transaction Documents as constituting Collections.

“Commitment” means, with respect to the Lender, the obligation of the Lender to fund Advances hereunder in accordance with the terms hereof in an amount not to exceed as of the Closing Date $75,000,000, as such Commitment may be reduced or increased from time to time pursuant to Section 1.05.

“Commitment Decrease” has the meaning set forth in Section 1.05(b).

Appendix A-5

“Commitment Decrease Effective Date” has the meaning set forth in Section 1.05(b).

“Commitment Increase Conditions” means the Lender shall have received evidence satisfactory to the Lender in its sole discretion or otherwise be satisfied in its sole discretion that:

(a)            The average monthly AUC meets the applicable threshold as set forth in Section 1.05(a);

(b)            The representations and warranties of the Credit Parties and each Gemini Party contained in the Transaction Documents are true and correct in all material respects (other than any representation or warranty that is qualified by materiality or by reference to a Material Adverse Effect, which representation or warranty shall be true and correct in all respects) on the day of the Commitment Increase (unless the same explicitly relates solely to an earlier date);

(c)            Each Credit Party is in compliance in all material respects with all applicable terms, covenants and agreements contained in the Transaction Documents to which such Credit Party is a party;

(d)            The Backup Servicing Agreement, in form and substance reasonably acceptable to the Lender, shall have been executed and delivered by the parties thereto; and

(e)            No event has occurred and is continuing, or would result from such Commitment Increase, that constitutes a Default, an Amortization Event or an Event of Default.

“Commitment Increase Notice” has the meaning set forth in Section 1.05(a).

“Confidential Information” means all information, including records, documents, technology, software, and financial and business information, or data related to a party’s products (including the discovery, invention, research, improvement, development, manufacture, or sale thereof), processes, or general business operations (including sales, costs, profits, pricing methods, organization, employee or customer lists and process), whether oral or written or communicated via electronic media, disclosed or made available by one party to the other party or to which such other party is given access pursuant to this Agreement by the disclosing party, and any information obtained through access to any information assets or information systems (including computers, networks, voicemails, etc.) that if not otherwise described above is of such a nature that a reasonable person would believe it to be confidential. In addition to the foregoing, this Agreement shall also be deemed to be Confidential Information. Confidential Information includes non-public information regarding the Obligors or any information that meets the definition of “non-public personally identifiable information” regarding an Obligor as defined by Title V of the Gramm-Leach-Bliley Act of 1999 and implementing regulations. Confidential Information does not include information that (a) is generally available to the public, (b) has become publicly known not due to the fault of the receiving party subsequent to the receiving party acquiring the information, (c) was otherwise known by or available to, the receiving party prior to entering into this Agreement without any obligations of confidentiality attached thereto or (d) becomes available to the receiving party on a non-confidential basis from a Person other than a party to this Agreement who is not known by the receiving party to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to the receiving party.

Appendix A-6

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means in respect of any Person, the certificate or articles of formation or organization, trust agreement, limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization.

“Credit Party” means each of the Borrower, the Seller, the initial Servicer, any Servicer that is an Affiliate of the Borrower and the Guarantor.

“Cutoff Date” means, with respect to any Account, the date specified as such in the Schedule of Accounts or Assignment of Receivables, as applicable.

“Daily AUC” means the AUC at 11:59 p.m. UTC on each calendar day.

“Date of Processing” means the Business Day on which the Collections are first identified in written form as Collections under the related Servicer’s customary and usual servicing practices (regardless of the effective date of recording).

“Debtor Relief Laws” means (a) the Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, adjustment of debt, marshaling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” means a rate equal to the applicable Interest Rate plus 2.00% per annum.

“Delinquency Percentage” means, as of any Settlement Date, beginning with the second Settlement Date following the Closing Date, the percentage equivalent of a fraction (i) the numerator of which equals the aggregate receivables balance of all Receivables (other than Charged-Off Receivables and Receivables in Removed Accounts) related to Accounts that are Delinquent Receivables as of the close of business on the last day of the calendar month immediately preceding such Settlement Date and (ii) the denominator of which is an amount equal to the Aggregate Receivables Balance as of the close of business on the last day of the second calendar month immediately preceding such Settlement Date.

“Delinquent Receivable” means any Receivable other than a Charged-Off Receivable in which any payment or part thereof is more than (30) days past due.

Appendix A-7

“Determination Date” means, with respect to each Settlement Date, the date which is the third (3rd) Business Day prior to such Settlement Date.

“Eligible Account” means an Account that meets all of the following requirements as of the related Cutoff Date for such Account:

(a)            Amounts due from Obligors with respect to such Account are denominated in U.S. Dollars and payable in U.S. Dollars.

(b)            The most recent billing address of each Obligor with respect to such Account is in one of the fifty states of the United States, the District of Columbia, a United States territory or a United States possession or is a United States military address.

(c)            Such Account is in existence, has not been cancelled and is owned by the Account Owner or, with the express consent of the Lender, its successors or permitted assigns.

(d)            (i) Such Account has not been sold, pledged or assigned to any Person other than another Account Owner (with the express consent of the Lender); (ii) none of the Receivables in such Account have been sold, pledged or assigned to any Person other than the Seller or the Borrower; and (iii) all of the Receivables assigned to the Seller with respect to such Account have been sold or contributed to the Borrower.

(e)            Such Account is not classified in the Servicer’s records as cancelled, stolen, lost or held by a bankrupt or deceased Person, has not been cancelled, is maintained by the Account Owner and serviced by the Servicer.

(f)            The related Obligor on such Account had a FICO Score or VantageScore, as applicable, of no less than 650 at origination.

(g)            The related Obligor on such Account is personally liable and is not a corporation, limited partnership, limited liability company, partnership, business trust or similar entity, or a Regulatory Authority.

(h)            The related Obligor is not an officer, director or manager of the Servicer, the Seller, or any Affiliate thereof and is not employed by, related to or otherwise an Affiliate of the Servicer, the Seller, or any Affiliate thereof.

(i)            Such Account is not classified in the Servicer’s records as having at any time held any Receivables incurred as a result of fraud on the part of the related Obligor.

(j)            The related Obligor is not identified by the Servicer as being the subject of any Event of Bankruptcy.

(k)            Such Account has been originated by the Account Owner in accordance with the Account Guidelines.

(l)            Such Account is not a counterfeit Account or opened as a result of fraud on the part of the related Obligor.

(m)            The related Obligor on such Account is not a Sanctioned Person.

Appendix A-8

“Eligible Receivable” means, as of any date of determination, each Receivable that meets all of the following requirements:

(a)            Such Receivable arose in an Eligible Account.

(b)            Immediately prior to the sale by the Seller to the Borrower under the Sale and Servicing Agreement, the Seller had good and marketable title to such Receivable (or its undivided interest therein) free and clear of all Liens (other than Liens released at or before the sale thereof and other than Permitted Liens). The Receivable has been the subject of a valid transfer and assignment to the Borrower, all obligations required in connection with the transfer have been satisfied and the Borrower has good and marketable title to such Receivable, free and clear from all Liens other than Permitted Liens.

(c)            Such Receivable is the legal, valid and binding payment obligation of an Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), there are no conditions precedent to the enforceability or validity of such Receivable that have not been satisfied or waived.

(d)            All consents, licenses, orders, approvals or authorizations of, or registrations or declaration with, any Regulatory Authority required to be obtained, effected or given in connection with the creation or assignment of such Receivable or the execution, delivery and performance by the Account Owner of its obligations under the Account Agreement pursuant to which such Receivable was created, or the granting of a security interest in such Receivable in accordance with the Transaction Documents, have been duly obtained, effected or given and are in full force and effect.

(e)            Such Receivable is not evidenced by any instrument, security or chattel paper.

(f)            Such Receivable is not a Delinquent Receivable, considered a Charged-Off Receivable or incurred as a result of fraud on the part of the related Obligor.

(g)            Such Receivable (i) has not been waived or modified except in accordance with the Servicer’s servicing policies and the Transaction Documents and (ii) is not the subject of a dispute, adverse proceeding or other adverse litigation with the applicable Obligor.

(h)            No Credit Party has taken any action that would impair the rights of the Borrower in such Receivable.

(i)            Such Receivable is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violation of usury laws) of the related Obligor.

Appendix A-9

(j)            Such Receivable (i) constitutes either an “account” or a “payment intangible” as each are defined under Article 9 of the UCC in any state in which the filing of a financing statement is required to perfect the interest of the Lender in such Receivable, and (ii) is not secured by “real property” or “fixtures” or evidenced by an “instrument” or chattel paper under and as defined in the UCC.

(k)            Such Receivable was originated in accordance with the Underwriting Guidelines in all material respects, which Underwriting Guidelines, at the time of origination, had not been modified since the Closing Date in a manner material and adverse to the interests of the Lender except with the consent of the Lender.

(l)            Such Receivable has been the subject of the grant of a first priority perfected security interest in all right, title and interest of the Borrower in, to and under such Receivable in favor of the Lender, free and clear of Liens (other than Permitted Liens).

(m)            At the time of its transfer to the Borrower, the Account Owner has satisfied all of its obligations under the applicable Account Agreement to the applicable Obligor required to be satisfied by such time with respect to such Receivable.

(n)            Such Receivable is not evidenced by a judgment or reduced to judgment.

(o)            Such Receivable (i) was originated in compliance with Applicable Law, pursuant to a fully executed Account Agreement which complies in all material respects with all Applicable Law (including all applicable nondiscrimination, consumer credit laws, disclosure laws, credit reporting laws, and equal credit opportunity laws, as applicable to such Receivable) with respect to the Account Owner, (ii) has at all times been serviced in compliance in all material respects with all Applicable Law applicable to the institution, (iii) has been transferred in compliance in all material respects with all Applicable Law with respect to any institution party to any transfer of such Receivable and (iv) no action or omission on the part of the Borrower, the Seller or Servicer would give the related Obligor any right under the federal Fair Debt Collection Practices Act to bring any action or claim relating to such Receivable or the related Account.

(p)            Such Receivable is not subject to an ongoing payment program other than in accordance with the Account Guidelines (other than the obligation to make payments in accordance with the related Account Agreement).

(q)            Such Receivable is not related to an Account with respect to which receivables have been pledged to any financing facility other than pursuant to this Agreement.

(r)            With respect to such Receivable, since the time of purchase under the Sale and Servicing Agreement, the Borrower has not taken any action that could impair, or omitted to take any action the omission of which could impair, the rights of the Lender.

(s)            (i) No transfer of such Receivable by the Seller to the Borrower, or the granting of a security interest by the Borrower to the Lender, constitutes a fraudulent transfer or fraudulent conveyance under the Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination thereunder or under similar laws or principles and (ii) no Gemini Party has advanced funds, directly or indirectly, for the payment of any amount owed by any Obligor in connection with the related Account Agreement.

Appendix A-10

(t)            No consents by any third party to the grant of a security interest in such Receivable are required other than consents previously obtained in writing by the Borrower.

“Employee Benefit Plan” has the meaning set forth in Section 6.01(k).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) any partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, and (c) solely for purposes of Section 412 of the Code or Section 302 of ERISA, any member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower or is treated as a “single employer” with the Borrower pursuant to Section 414(o) of the Code.

“ERISA Event” means (a) any of the events set forth in Section 4043(c) of ERISA (other than events for which the 30 day notice period has been waived) with respect to a Pension Plan; (b) the filing by the Borrower or any ERISA Affiliate of an application for the waiver of the minimum funding standards under ERISA or the Code; (c) the incurrence by the Borrower or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations that would be treated as a withdrawal from a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal (within the meanings of Section 4203 or 4205 of ERISA) by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower (including on behalf of any of their respective ERISA Affiliates); (j) the engagement by the Borrower or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; or (k) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.

Appendix A-11

“Event of Bankruptcy” means an event that shall be deemed to have occurred with respect to a Person if either:

(a)            a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, conservator, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts and, in the case of any Person other than an Obligor, such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)            such Person shall commence a voluntary case or other proceeding (or file an answer consenting to or otherwise acquiescing in or joining in any proceeding) under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to any such proceeding or related filing, or shall consent to the appointment of or taking possession by a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for all or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Event of Default” has the meaning set forth in Section 8.02.

“Excess Concentration Amount” means, as of any date of determination, the amount of the Aggregate Receivables Balance of all Eligible Receivables whose Obligors have the lowest FICO Scores or VantageScores, as applicable, as most recently obtained by the Servicer in accordance with Section 3.1(f) of the Sale and Servicing Agreement, that would need to be excluded from the Aggregate Eligible Receivables Balance in order to cause the weighted average credit scores of all Eligible Receivables to be greater than 750.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or, in the case of the Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in an Advance pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Advance or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.06, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office, (c) Taxes attributable to the Lender’s failure to comply with Section 2.06(g), (d) any U.S. federal withholding Taxes imposed under FATCA and (e) any Taxes imposed or collected pursuant to, or as a result of the application of, Section 899 of the Code (as proposed in the One Big Beautiful Bill Act) or any substantially similar provision or law or any other law purportedly relating to unfair foreign taxes, in each case, as finally enacted, or any amended or successor provision or law.

Appendix A-12

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Regulatory Authorities and implementing such Sections of the Code.

“FICO Score” means, with respect to an Obligor and a Receivable, the Obligor’s most recent credit risk score generated by the nationally recognized credit bureau utilized in connection with the origination of such Receivable, which credit risk score is generated using statistical models established by Fair Isaac Corporation (or any successor entity thereto); provided, however, that if there is more than one Obligor with respect to an Account the “FICO Score” for such Receivable shall refer to the highest credit risk score among such Obligors.

“Final Maturity Date” means the earliest of (a) the date specified in clause (a) of the definition of “Revolving Period End Date”, (b) upon the occurrence of any Amortization Event, the 60th day following the Revolving Period End Date, and (c) the Final Maturity Date resulting from (i) a declaration by the Lender following the occurrence of an Event of Default pursuant to Section 8.02(a) or (ii) the automatic occurrence of the Final Maturity Date pursuant to Section 8.02(c).

“Final Payout Date” means the date on which all principal of and interest on the Loan Amount shall have been paid in full, all other Secured Obligations shall have been paid and satisfied in full and the Commitment has been terminated.

“Finance Charge Collections” means, with respect to a Receivable, all Collections in respect of Finance Charge Receivables received by the Servicer.

“Finance Charge Receivables” means, with respect to any Account, the amount recorded with respect to the Account as finance charges and, if applicable, fees (including, but not limited to, cash advance fees, late fees and other fees) and other amounts treated as finance charges on such Account.

Appendix A-13

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles as in effect in the United States of America, consistently applied.

“Gemini” means Gemini Space Station, LLC, a Delaware limited liability company and its successors and assigns.

“Gemini Designated Wallets” means any wallet that is owned, operated or managed by Gemini or its Affiliates [***].

“Gemini Exchanges” means, individually or collectively, any spot and derivatives cryptocurrency exchanges hosted and managed today or at a future date by or behalf of Gemini or its Affiliates, including those hosted at exchange.gemini.com (or any successor URL used by Gemini or its Affiliates).

“Gemini Guaranty” means that certain Limited Guaranty Agreement, dated as of the Closing Date, executed and delivered by the Guarantor in favor of Lender as the same may be amended, supplemented or otherwise modified from time to time.

“Gemini Party” means the Servicer, the Seller, the Borrower, their respective Affiliates (including, Gemini), and any officer, employee, representative or agent of any of the foregoing that shall be or shall become party to any of the Transaction Documents; provided that any Successor Servicer that is not an Affiliate of the Seller or the Borrower shall not be included in the definition of “Gemini Party.”

“Guarantee” means any obligation, contingent or otherwise, of or by any Person (the “guarantor”) guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such indebtedness or obligation.

“Guarantor” means Gemini, as guarantor under the Gemini Guaranty.

“Hedging Obligations” means, with respect to any specified Person, the obligations, whether contingent or matured, of such Person under: (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

Appendix A-14

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, (iii) all reimbursement or payment obligations with respect to amounts paid under letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by bonds, debentures, notes or similar instruments (whether convertible or not), including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness, (vi) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, encumbrance or security interest of any kind upon or in any property or assets (including accounts and contract rights) owned or acquired by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (vii) all obligations of such Person upon which interest charges are customarily paid; (viii) all obligations, contingent or otherwise, of such Person in respect of banker’s acceptances; (ix) all obligations of such Person in respect of the deferred purchase price of any property or services (excluding current accounts payable incurred in the ordinary course of business); (x) Hedging Obligations; (xi) all obligations, contingent or otherwise, of such Person to risk participate in loans, letters or credit or other extensions of credit, including the obligation to fund a collateral or participation account or otherwise provide collateral to secure a risk participation obligation and (xii) all Guarantees by such Person of the Indebtedness of others or any of the foregoing. The Indebtedness of any Person shall include the indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such indebtedness provide that such Person is not liable therefor.

“Indemnified Amounts” has the meaning set forth in Section 10.01(a).

“Indemnified Party” has the meaning set forth in Section 10.01(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information Security Program” means written policies and procedures adopted and maintained to (a) ensure the security and confidentiality of Obligor Information; (b) protect against any anticipated threats or hazards to the security or integrity of the Obligor Information; (c) protect against unauthorized access to or use of the Obligor Information that could result in substantial harm or inconvenience to any Obligor, (d) ensure the proper disposal of such Obligor Information and (e) that fully comply with the applicable provisions of the Privacy Requirements.

Appendix A-15

“Initial Account” means each Account identified in the initial Schedule of Accounts.

“Intended Tax Characterization” has the meaning set forth in Section 2.05.

“Interchange” means all interchange fees or issuer rate fees payable to the Account Owner, in its capacity as credit-card issuer, and paid to the Seller under the Related Agreements in connection with cardholder charges for goods or services.

“Interest Period” means, with respect to each Advance: (i) initially, the period from (and including) the initial Borrowing Date to (but excluding) the first subsequent Settlement Date, and (ii) thereafter, each monthly period from (and including) a Settlement Date to (but excluding) the next succeeding Settlement Date.

“Interest Rate” means (i) [***].

“Investment Company Act” has the meaning set forth in Section 6.01(n).

“Investment Earnings” means all interest and earnings (net of losses and investment expenses) accrued on funds on deposit in the Collection Account.

“IRS” means the United States Internal Revenue Service.

“Lender” means the Person designated as the “Lender” on the signature page hereto, together with its successors and assigns.

“Lien” means any security interest, lien, claim, charge, pledge or encumbrance of any kind other than tax liens, mechanics’ or materialmen’s liens, judicial liens and any other liens that may attach by operation of law.

“Loan Amount” means, at any time, the sum of (a) the aggregate amount disbursed to the Borrower by the Lender in connection with the funding of Advances pursuant to this Agreement, less (b) any payments made by the Borrower and actually received by or on behalf of the Lender and applied to reduce the principal balance of the Advances pursuant to this Agreement (which have not been rescinded or otherwise returned for any reason); provided, however, that if the Loan Amount shall have been reduced, pursuant to clause (b) above by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, the Loan Amount shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Location” means, with respect to any Person, the location within the meaning of Section 9-307 of the UCC as in effect in the State of New York from time to time.

“Material Adverse Effect” means (A) with respect to any Person, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding, and after taking into account insurance coverage and effective indemnification with respect to such occurrence), a material adverse effect on (i) the consolidated business, operations, property or financial or other condition of such Person and its subsidiaries taken as a whole, or (ii) the ability of such Person to perform any of its payment or other material obligations under this Agreement or any other Transaction Document; (B) with respect to a Receivable, a material adverse effect upon the legality, validity, binding effect, collectability or enforceability of such Receivable and (C) the status, perfection, enforceability or priority of the Lender’s security interest in and to the Collateral.

Appendix A-16

“Monthly Report” means a report substantially in a form attached hereto as Exhibit I and signed by an Authorized Officer of the Borrower and an Authorized Officer of the Servicer and furnished by the Borrower and the Servicer to the Lender.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

“Obligations” means all obligations of every nature of the Borrower from time to time owed to the Lender, in each case under any Transaction Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Obligor” means, with respect to each Account, each Person who is obligated under the terms of such Account to make payments with respect to such Account, including any guarantor thereof.

“Obligor Information” means (a) information that meets the definition of “non-public personally identifiable information” as defined in Title V of the Gramm-Leach-Bliley Act of 1999 and implementing regulations and (b) any other sensitive or any personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) relating to an Obligor, including: an Obligor’s name, address, telephone number, social security number, driver’s license or other government identifier, and biometric information; the fact that the Obligor has a relationship with the Servicer or the Borrower; and any other data of or regarding an Obligor, the use, access or protection of which is regulated under any Privacy Requirement.

“OFAC” has the meaning set forth in Section 6.04(d).

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold an interest in any Advance or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

Appendix A-17

“Parent” means Constellation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), excluding a Multiemployer Plan, that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Holders” means (i) Cameron H. Winklevoss and Tyler H. Winklevoss, (ii) any Person wholly-owned, directly or indirectly by any one or more Permitted Holders and (iii) any trust for the benefit of any one or more Permitted Holders.

“Permitted Lien” means (a) Liens under the Transaction Documents or otherwise arising in favor of the Lender, (b) any right of the Account Institution in respect of the Collection Account, subject to the terms of the Account Control Agreement, and (c) Liens imposed by law for Taxes that are not yet due or are being contested in good faith for which adequate reserves have been established in accordance with GAAP.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or other entity, including any government agency, commission, board, department, bureau or instrumentality.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, executed and delivered by Parent in favor of Lender as the same may be amended, supplemented or otherwise modified from time to time.

“Principal Payment Amount” means, for any Settlement Date (a) during the Revolving Period, the amount, if any, without duplication, necessary to reduce the Loan Amount to an amount equal to the lesser of the Borrowing Base and the Commitment after giving effect to such payment and (b) during the Amortization Period, or on the Final Maturity Date, the Loan Amount.

“Privacy Requirements” means (a) Title V of the Gramm-Leach- Bliley Act, 15 U.S.C. §6801 et seq.; (b) federal regulations implementing such act and codified at 12 C.F.R. Part 1016 and 16 C.F.R. Part 313; (c) Interagency Guidelines Establishing Standards For Safeguarding Customer Information and codified at 12 C.F.R. Parts 30, 168, 208, 211, 225, 263, 308 and 364, and 16 C.F.R. Part 314; and (d) other applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of Obligor Information.

“Product Information” has the meaning set forth in Sections 11.12(b) and (c).

“Reassignment” has the meaning set forth in Section 6.03(a).

“Reassignment Amount” has the meaning set forth in Section 6.03(a).

Appendix A-18

“Reassignment Receivable” has the meaning set forth in Section 6.03(a).

“Receivable” means, with respect to any Account, any right to payment in respect of such Account, and includes any existing, as well as the right to payment or receipt of any future, finance charges, late fees, returned check fees and any and all other fees and charges and other obligations, including obligations of the Obligor with respect to, and all chargeback obligations for merchandise relating to, such Account.

“Receivables Balance” means, with respect to any date of determination and any Receivable, the outstanding principal amount of such Receivable.

“Recoveries” means, with respect to any period, all Collections (net of expenses) received during such period in respect of a Receivable after it became a Charged-Off Receivable.

“Recycling Condition” means, as of any date of determination on which a Release is to occur, a condition which shall be satisfied if each of the following conditions precedent shall have been satisfied as of such date of determination:

(i)	No fewer than two (2) Business Days preceding such Release, the Borrower shall have given the Servicer and the Lender written notice of such Release and specifying the date of such Release;

(ii)	no Default, Amortization Event or Event of Default shall have occurred and be continuing or will result from the making of such Release;

(iii)	the Loan Amount shall not exceed the lesser of the Commitment and the Borrowing Base after giving effect to such Release; and

(iv)	contemporaneously with the notice specified above, the Servicer shall have delivered to the Lender a Borrowing Base Certificate and an officer’s certificate of the Borrower certifying that after giving effect to the Release, no Borrowing Base Deficiency shall exist.

“Regulatory Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, quasi-regulatory authority, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the SEC, the stock exchanges, any federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Related Documents” means (a) (i) as of the Closing Date, the Receivables Sale Agreement, dated as of November 5, 2021, by and between WebBank and Constellation, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and (ii) on and after the date on which any Accounts are transferred to a Successor Account Owner other than the initial Account Owner, a receivables sale agreement entered into between such Successor Account Owner and the Seller regarding the sale of Receivables and (b) (i) as of the Closing Date, the Credit Card Program and Servicing Agreement, dated as of November 5, 2021, by and between WebBank and Constellation, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and (ii) on and after the date on which any Accounts are transferred to a Successor Account Owner other than the initial Account Owner, a credit card program agreement between such Successor Account Owner and the Seller.

Appendix A-19

“Related Party” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” has the meaning set forth in Section 3.02(b).

“Release Notice” means a notice substantially in the form attached hereto as Exhibit B.

“Released Collateral” has the meaning set forth in Section 2.03(c).

“Released Collateral Date” has the meaning set forth in Section 2.03(c).

“Removed Account” has the meaning set forth in Section 2.03(c).

“Responsible Officer” means (a) with respect to the Borrower, any “Responsible Officer” of the Seller, as its member, (b) with respect to the Seller, in any of its capacities under the Transaction Documents, any Manager or substantially similar position, in each case as set forth in Exhibit E hereto (as the same shall be updated from time to time), and (c) with respect to the Lender, any Managing Director, Director, President or Vice President of the Lender responsible for the administration of this Agreement.

“Revolving Period” means the period commencing on the Closing Date and ending on the Revolving Period End Date.

“Revolving Period End Date” means, the earliest to occur of (a) the twenty-fifth (25th) Settlement Date following the Closing Date, (b) the date on which an Amortization Event has occurred, unless otherwise waived by the Lender pursuant to Section 8.01 and (c) if, [***].

“RLUSD” means the USD-denominated Ripple Stablecoin under the symbol RLUSD.12.

“Sale and Servicing Agreement” means that certain sale and servicing agreement, dated as of the Closing Date, among the Seller, the Servicer and the Borrower, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Sanctioned Country” has the meaning set forth in Section 6.04(d).

“Sanctioned Person” has the meaning set forth in Section 6.04(d).

Appendix A-20

“Sanctions” has the meaning set forth in Section 6.04(d).

“Schedule of Accounts” means a listing (which shall be in the form of an electronic data tape or other medium in each case reasonably acceptable to the Lender) of all Accounts, together with the information listed on Exhibit D to this Agreement and such other information that is reasonably requested by the Lender from time to time, as such listing may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” has the meaning set forth in Section 1.04.

“Seller” means Gemini Constellation, Inc., in its capacity as seller pursuant to the Sale and Servicing Agreement.

“Servicer” means the Seller, in its capacity as servicer pursuant to the Sale and Servicing Agreement, or any successor servicer pursuant to the Sale and Servicing Agreement.

“Servicer Termination Event” has the meaning set forth in the Sale and Servicing Agreement.

“Servicing Fee” has the meaning set forth in the Sale and Servicing Agreement.

“Settlement Date” means the date that is the fifteenth (15th) day of any calendar month, beginning in the month following the initial Collection Period; provided that if such fifteenth (15th) day is not a Business Day, the Settlement Date shall be the first Business Day immediately following such fifteenth (15th) day.

“Solvent” means, with respect to any Person at any time, a condition under which (a) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time; (b) such Person is able to pay all of its liabilities as such liabilities are expected to mature; and (c) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business. For purposes of this definition: (a) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (b) the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (c) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Stablecoin” means any cryptocurrency whose value is pegged, or tied, to that of another currency whether fiat or cryptocurrency, commodity, or financial instrument.

[***]

Appendix A-21

“Subsidiary” means, with respect to any Person, any other Person more than 50% of the outstanding voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Successor Account Owner” has the meaning set forth in the Sale and Servicing Agreement.

“Successor Servicer” has the meaning set forth in the Sale and Servicing Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Regulatory Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction” means, collectively, the terms of this Agreement and the other Transaction Documents.

“Transaction Documents” means, collectively, this Agreement, the Sale and Servicing Agreement, the Account Control Agreement, any Backup Servicing Agreement, the Gemini Guaranty, the Pledge Agreement and the Borrower LLC Agreement, as each of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Transferred Assets” has the meaning set forth in the Sale and Servicing Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Underwriting Guidelines” means the Account Owner’s customary credit and underwriting guidelines in existence on the Closing Date and as provided to the Lender on the Closing Date, as amended from time to time in accordance with the Transaction Documents. As of the Closing Date, the Underwriting Guidelines are set forth on Exhibit H.

“U.S. Dollars” means dollars in lawful money of the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.06(g).

“VantageScore” means, with respect to an Obligor and a Receivable, the Obligor’s most recent credit risk score generated by the nationally recognized credit bureau utilized by Gemini in connection with the origination of such Receivable, which credit risk score is generated using statistical models established by VantageScore, an independently managed joint venture of Equifax, Experian and TransUnion, (or any successor entity thereto); provided, however, that if there is more than one Obligor with respect to an Account, the “VantageScore” for such Receivable shall refer to the highest credit risk score among such Obligors.

Appendix A-22

(a)            All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Notwithstanding the foregoing, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any change to, or modification of, GAAP which would require (x) the capitalization of leases correctly characterized as “operating leases” as of December 14, 2018 (it being understood that financial statements shall be prepared without giving effect to this sentence) and (y) giving effect to current expected credit losses (CECL), unless (with respect to this clause (y)) otherwise determined by the Gemini Parties in their reasonable discretion. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

(b)            Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

(c)            The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Transaction Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (including any debtor-in- possession on behalf of such Person), (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Transaction Document, shall be construed to refer to such Transaction Document in its entirety and not to any particular provision thereof, (iv) all references in any Transaction Document to Articles, Sections, subsections, clauses, Exhibits and Schedules shall be construed to refer to Articles and, Sections, subsections and clauses of, and Exhibits and Schedules to, the Transaction Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.

(d)            If any change in GAAP occurs after the date of this Agreement and such change results in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then the Borrower and the Lender agree to amend such provisions of this Agreement so as to equitably reflect such change so that the criteria for evaluating the Borrower’s financial condition shall be the same after such change as if such change had not occurred, and, until such amendment becomes effective, such determinations shall be made without giving effect to such change in GAAP.

Appendix A-23

SCHEDULE 6.01(p)

List of Office(s) of the Borrower

Gemini Capricorn One, LLC

[***]

Sch. 6.01(p)-1

SCHEDULE 11.02

Notice Addresses

If to the Lender:

Ripple Labs Inc.

[***]

If to the Borrower:

Gemini Capricorn One, LLC

[***]

Sch. 11.02-1

EXHIBIT A

Form of Borrowing Request

Ripple Labs Inc.

[***]

Re:	Borrowing Request

Reference is made to the Credit Agreement, dated as of July 11, 2025 (as amended, restated, supplemented or otherwise modified, the “Agreement”), among Gemini Capricorn One, LLC, as the borrower (the “Borrower”), Gemini Constellation, LLC, as initial servicer, and Ripple Labs Inc., as the lender (the “Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

Pursuant to Section 1.02 of the Agreement, the Borrower hereby requests the following Advance (the “Requested Advance”):

Borrowing Date:	[__________], 20 [__]

Total Requested Advance Amount (minimum $1,000,000):	$ [__________]

Advance Requested of Lender:	$ [__________]

Transfer to wallet address:	[Borrower’s wallet address]

The Borrowing Base Certificate with respect to the Requested Advance is attached as Schedule I.

The undersigned hereby certifies that on the Borrowing Date, at the time of and immediately after giving effect to the Requested Advance:

(a)            The representations and warranties of the Credit Parties and each Gemini Party contained in the Transaction Documents are true and correct in all material respects (other than any representation or warranty that is qualified by materiality or by reference to a Material Adverse Effect, which representation or warranty shall be true and correct in all respects) on and as of the proposed Borrowing Date as though made on and as of such day and shall be deemed to have been made (and must be correct in all material respects (other than any representation or warranty that is qualified by materiality or by reference to a Material Adverse Effect, which representation or warranty shall be true and correct in all respects)) on such day (unless the same explicitly relates solely to an earlier date).

(b)            No Default, Amortization Event, Event of Default or Servicer Termination Event or event which, with the giving of notice or the passage of time (or both), would become an Amortization Event or Servicer Termination Event, shall have occurred and be continuing or would occur as a result of such Borrowing.

Exhibit A-1

(c)            Each of the other conditions to borrowing set forth in Section 5.02 of the Agreement shall be satisfied.

The updated Schedule of Accounts attached as Schedule II to this Borrowing Request identifies all of credit card accounts to be designated as “Accounts” in connection with the Borrowing Date containing Receivables owned (or to be owned on the Borrowing Date) by the Borrower and the information contained in such Schedule of Accounts with respect to each such Account identified therein is true, correct and complete in all material respects as of the related Cutoff Date.

The signatories hereto are Authorized Officers of the Borrower and Gemini, respectively, and have all powers necessary to undertake and authorize the transactions contemplated herein

GEMINI CAPRICORN ONE, LLC, as the Borrower

By:
Name:
Title:

Exhibit A-2

Schedule I

BORROWING BASE CERTIFICATE

[ATTACHED]

Schedule II

SCHEDULE OF ACCOUNTS1

[ATTACHED]

1 To be provided in Excel format.

Exhibit A-3

EXHIBIT B

FORM OF RELEASE NOTICE

[Date]

Ripple Labs Inc.

[***]

Reference is made to the Credit Agreement, dated as of July 11, 2025 (as amended, restated, supplemented or otherwise modified, the “Agreement”), among Gemini Capricorn One, LLC, as the borrower (the ”Borrower”), Gemini Constellation, LLC, as the initial Servicer, and Ripple Labs Inc., as the Lender. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

This notice is being delivered pursuant to Section 3.02(b) of the Agreement in connection with a Release to occur on or about the date hereof. Attached as Schedule I is a statement of (i) the amount on deposit in the Collection Account (x) as of the immediately preceding Determination Date and (y) immediately after giving effect to the proposed Release and (ii) the aggregate amount of the proposed Release. Attached as Schedule II is a Borrowing Base Certificate demonstrating pro forma compliance with the Borrowing Base after giving effect to such Release.

The undersigned, being an Authorized Officer of the Borrower, hereby certifies that (i) each of the representations and warranties set forth in Sections 6.01, 6.02 and 6.04 of the Agreement is true and correct with respect to the Borrower as of the date hereof and (ii) each of the other Recycling Conditions identified in the Agreement have been satisfied, except that no representation or warranty is made by the Borrower as to the Lender’s satisfaction with any condition precedent that requires such Persons to be satisfied in order for such condition to be met.

GEMINI CAPRICORN ONE, LLC, as the Borrower

By:
Name:
Title:

Exhibit B-1

Schedule I

Collection Account Statement

[Attached]

Exhibit B-2

Schedule II

Pro Forma

Borrowing Base Certificate

[Attached]

Exhibit B-3

EXHIBIT C

Form of Borrowing Base Certificate

[DATE]

Ripple Labs Inc.

[***]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of July 11, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Gemini Capricorn One, LLC, as the borrower (the “Borrower”), Gemini Constellation, LLC, as initial servicer, and Ripple Labs Inc., as the lender (the “Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

Each of the undersigned refers to the Agreement [and to the Advance requested to be made on [____________], 20[__] (the “Requested Advance”)][and to the Release Notice to which this Borrowing Base Certificate is attached] and hereby certifies that:

(i)             [the Loan Amount [immediately prior to giving effect to the Requested Advance] is $[____];]1

(ii)            the Loan Amount [immediately after giving effect to the Requested Advance][as of the Released Collateral Date][as of the date of the Release][as of the Determination Date][as of the Additional Reporting Date] shall be $[____];

(iii)           the Borrowing Base as of the [second Business Day preceding the [Requested Advance][ Released Collateral Date][date of the Release]][Business Day preceding [the Determination Date][ Additional Reporting Date]] is $[____];

(iv)           the Borrowing Base immediately after to giving effect to the [Requested Advance][transactions to occur on the Released Collateral Date] ][transactions to occur on the date of the Release] shall be $[____];

(v)            attached hereto as Exhibit 1 is a spreadsheet showing the calculations supporting the amounts set forth in clauses (i) through (iv) above.

(vi)           attached hereto as Exhibit 2 is a statement of the amount on deposit in the Collection Account as of the date specified in clause (iii).

(vii)          attached hereto as Exhibit 3 is a Schedule of Accounts.

1 Include for Borrowing Base Certificate delivered in connection with a Borrowing Request.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit C-1

IN WITNESS WHEREOF, we have caused this Borrowing Base Certificate to be executed and delivered by the undersigned on the date as written below.

Very truly yours,

GEMINI CAPRICORN ONE, LLC	DATE:

By:
Name:
Title:

Exhibit C-2

Exhibit 1 to Borrowing Base Certificate2

[Attached]

Exhibit 2 to Borrowing Base Certificate3

[Attached]

Exhibit 3 to Borrowing Base Certificate4

[Attached]

2 To be in the form of an Excel spreadsheet.

3 To be in the form of an Excel spreadsheet.

4 To be in the form of an Excel spreadsheet.

Exhibit C-3

EXHIBIT D

Information to be Included in the Schedule of Accounts

[Sample Schedule of Accounts attached]

Exhibit D-1

EXHIBIT E

Responsible Officers of the Gemini Parties

[***]

Exhibit E-1

EXHIBIT F-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders1 That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of July 11, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gemini Capricorn One, LLC, as the borrower (the “Borrower”), Gemini Constellation, LLC, as initial servicer, and Ripple Labs Inc., as lender.

Pursuant to the provisions of Section 2.06 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes or if a lapse in time or change in circumstances renders the information on this certificate obsolete or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower in writing and deliver to the Borrower an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

1 U.S. Lenders do not have to complete.

Exhibit F-1-1

EXHIBIT F-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants1 That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of July 11, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gemini Capricorn One, LLC, as the borrower (the “Borrower”), Gemini Constellation, LLC, as initial servicer, and Ripple Labs, Inc., as lender (the “Lender”).

Pursuant to the provisions of Section 2.06 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes or if a lapse in time or change in circumstances renders the information on this certificate obsolete or inaccurate in any material respect, the undersigned shall promptly so inform the Lender in writing and deliver to the Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Lender) or promptly notify the Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

1 U.S. Lenders do not have to complete.

Exhibit F-2-1

EXHIBIT F-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants1 That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of July 11, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gemini Capricorn One, LLC, as the borrower (the “Borrower”), Gemini Constellation, LLC, as initial servicer, and Ripple Labs, Inc., as lender (the “Lender”).

Pursuant to the provisions of Section 2.06 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes or if a lapse in time or change in circumstances renders the information on this certificate obsolete or inaccurate in any material respect, the undersigned shall promptly so inform the Lender in writing and deliver to the Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Lender) or promptly notify the Lender in writing of its inability to do so and (2) the undersigned shall have at all times furnished the Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

1 U.S. Lenders do not have to complete.

Exhibit F-3-1

EXHIBIT F-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders1 That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of July 11, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gemini Capricorn One, LLC, as the borrower (the “Borrower”), Gemini Constellation, LLC, as initial servicer, and Ripple Labs, Inc., as lender.

Pursuant to the provisions of Section 2.06 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes or if a lapse in time or change in circumstances renders the information on this certificate obsolete or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower in writing and deliver to the Borrower an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

1 U.S. Lenders do not have to complete.

Exhibit F-4-1

EXHIBIT G

ACCOUNT GUIDELINES

[see attached]

Exhibit G-1

EXHIBIT H

UNDERWRITING GUIDELINES

[see attached]

Exhibit H-1

EXHIBIT I

FORM OF MONTHLY REPORT

[see attached]

Exhibit I-1